ASSET PURCHASE AGREEMENT

     AGREEMENT made this 28th day of March, 2001 by and between DCAP Group, Inc., maintaining an office at 90 Merrick Avenue, East Meadow, New York
(hereinafter referred to as "Guarantor"), MLC East Meadow/Flushing, LLC, maintaining an office at 90 Merrick Avenue, East Meadow, New York (hereinafter referred to as "Buyer"), DCAP Flushing, Inc., a New York Corporation, having its principal place of business at 159-03 Northern Blvd., Flushing, New York (hereinafter referred to as "Flushing"), East Meadow Agency, Inc., a New York Corporation, having its principal place of business at 1905 Hempstead Turnpike, East Meadow, New York (hereinafter referred to as "East Meadow"), Flushing and East Meadow are hereinafter collectively referred to as "Sellers" and DCAP Management, Inc., maintaining its office at 2545 Hempstead Turnpike, East Meadow, N.Y. (hereinafter referred to as "Management').

                                   WITNESSETH

     WHEREAS, Sellers own and operate DCAP Insurance stores and are desirous of selling to Buyer all of the assets of Sellers including, but not limited to Sellers' corporate and trade names, (the "Assets"); and

     WHEREAS, Sellers are duly licensed to engage and are, in fact, engaged in the business of selling insurance, income tax preparation and various other insurance and financial services; and

     WHEREAS, Sellers lease certain equipment and real estate used in the operation of their business, all of which are set forth on Schedule A attached hereto; and

     WHEREAS, Sellers and Guarantor represent that they have the power and authority to sell the Assets (except that the approval of their shareholders may be required); that there are no parties who have secured liens on the Assets except as set forth on Schedule B; and that other than as set forth in Schedule B, the Assets an being sold hereunder free and clear of any liens and encumbrances; and

     WHEREAS, Sellers desire to sell and Buyer desires to purchase the Assets upon the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements of the parties hereinafter set forth, the parties agree as follows:

I. No representations or warranties have been made by any party to the other, except as expressly set forth this Agreement, and this Agreement is not being executed in reliance upon any representations or warranties not expressly set forth herein. Without limiting the foregoing, no representations or warranties have been made by the Buyer to Sellers or by Sellers to the Buyer, with respect to the future income of Sellers. Buyer represents that it has completed its due diligence investigation of the Sellers.

II Sellers and Guarantor represent that except as set forth on Schedules A and B, the Assets are owned by Sellers free and clear of any liens and encumbrances, and that all of the leases, finance agreement and other contracts relating to the Assets are fully paid to date including all installments due, late charges or any other additional charges under said leases, agreements and contracts and will be fully paid through the date hereof.

III. The parties acknowledge that they are entering into this agreement freely and voluntarily, that they have ascertained and weighed all the facts and circumstances likely to influence their judgment herein; that they have sought and obtained legal advice independently of each other, that they have been duly appraised of their respective legal rights; that all the provisions hereof as well as all questions pertaining thereto, have been fully and satisfactorily explained to them; that they have given due consideration to such provisions and questions, and that they clearly understand and assent to all the provisions herein.

IV. On the terms and subject to the conditions of this Agreement, Sellers agree to sell and deliver to Buyer, and Buyer agrees to purchase the Assets owned by Sellers and to assume the lease obligations set forth on Schedule B in exchange for assignments of the leases to Buyer.

     A. The purchase price for the Assets shall be equal to 61 % of the net commissions earned by Sellers during the immediate full twelve months ending prior to the Closing (therefore, should the Closing occur prior to the end of the month, that month shall not be included in the twelve month period); i.e., Sellers earned commission for the twelve months ending January 31, 2001 was$369,587 ($163,889 of which was earned by Flushing and $205,698 of which was earned by East Meadow), 61% of which equals $225,448.07. The purchase price shall be payable as follows:

          1. $197,448.07 by bank or certified check upon the execution of this agreement broken down as follows: $71,972.29 to DCAP Flushing Inc.; $125,475.78 to East Meadow Agency Inc.

          2.   The balance of $28,000 shall be paid by Buyer's assumption of the

               Ed Taylor obligation under the Stipulation of settlement ("Ed Taylor Note") with Taylor. Morton Certilman shall indemnify Seller and Guarantor against any liability under the Ed Taylor Note based upon Seller's representation that the balance due Ed Taylor is presently $28,000.00.

     B. Guarantor shall call a stockholder's meeting requesting approval of the sale hereunder and of the sale of all of its Company solely and jointly owned stores. The Closing shall be held within five (5) days after shareholder approval. If such shareholder's approval is not obtained within 120 days from the execution of this Agreement then, and in that event, Buyer shall have the right to the immediate return of the down payment referred to in Paragraph A. 1. above. Should Sellers fail to immediately return the down payment, Buyer's only remedy shall be to foreclose its lien on the Assets.

     C. Simultaneously herewith, Sellers shall grant to Buyer a lien on the Assets and shall evidence such lien by pledging the assets to Buyer, and by appropriate Uniform Commercial Code filings, to secure Buyer's right to the return of its down payment as referred to in B above. The form of the Pledge Agreement is annexed as Exhibit C.

V. A. The parties hereto acknowledge that Buyer and its affiliates own a DCAP franchise location in Bayside, Queens. In view of the close proximity of Flushing to Buyer's Bayside location, Buyer shall have the right at any time to close either the Flushing or Bayside location, and become a single franchise at the remaining location covering the territorial rights of both Bayside and Flushing and Management shall take the necessary steps to change the franchise agreements of Flushing and Bayside to reflect such change. Should Buyer sell the single location thereafter, the Purchaser of such location shall retain the same rights as Buyer. Should Buyer, however, sell two separate locations in the combined territory, the Purchaser of each such location shall become an individual franchisee. In the event Buyer consolidates the Flushing and Bayside franchises, the waiver of franchise fees granted to each franchise shall run consecutively.

     B. In consideration of the transfer of the Assets by Seller, the Buyer and Morton L. Certilman personally, hereby agree that during the five
          (5) year period beginning with the date hereof, he shall not, directly or indirectly, without the express written consent of the Chief
          Executive Office of DCAP Group, Inc., (i) acquire any of the outstanding stock, assets or business of any entity that, as of the date hereof is, or during the term of any employment of the Buyer with DCAP Group, Inc. or any subsidiary thereof (a "DCAP Company") becomes, a franchisee of a DCAP Company (a "DCAP Franchisee") (whether or not, at the time the Buyer seeks to acquire such stock, assets or business the entity is then a DCAP Franchisee), or (ii) sell to any entity that is a DCAP Franchisee or to any principal thereof, directly or indirectly, any of the Assets purchased hereunder. The foregoing is separate and apart from, and in addition to, any other restrictive covenant imposed upon the Buyer and Morton L. Certilman relating thereto or in connection therewith.

VI. At the Closing or the foreclosure of the lien referred to above, Flushing and East Meadow shall become franchisees of DCAP Management
     Inc.("Management") at no additional cost. The form of the conversion franchise agreement and addendum thereto (the "Franchise Agreements") attached hereto. Management and Buyer will execute the form of Franchise Agreement attached hereto at the Closing.

VII. A. From April 1, 2001 through the date of Closing or foreclosure of the lien by Buyer (the "Interim Period"), Buyer shall be responsible for the operation of the "stores" whose assets are being sold hereunder. Buyer shall fund said operation and shall retain all net income and sustain all losses during such period as if ownership of the Assets had been transferred as of April 1, 2001. The Buyer acknowledges and agrees that, during such period, Buyer shall be liable to Guarantor for all amounts that the Buyer would be responsible to Management as if the Franchise Agreements had been entered into as of April 1, 2001. Seller shall pay all expenses of the stores through March 31, 2001 and shall receive all the revenues applicable through such date. In the event the down payment is returned hereunder, Sellers and Guarantor waive any and all claims or causes of action they or their assignees may have in relationship to the manner in which Buyer operated the stores during such period. Seller represents that all leases, finance agreements and other contracts are in full force and effect, all are or will within five days of closing be paid in full, and that Seller has not received any notice claiming a default therein.

      B. The Buyer agrees that, during the Interim Period, he shall cause the stores to (i) maintain insurance at least to the same extent as currently in effect and, in any event, in an amount at least equal to that amount required by the provisions of the leases for the premises, (ii) have the Guarantor included as an additional insured, (iii) require that the insurance company provide to the Guarantor at least thirty (30) days notice of default with respect to the policies and (iv) provide to the Guarantor, upon its request, evidence of the foregoing, including, without limitation, pursuant to a certificate of insurance. In the event the Buyer fails to pay any insurance premium when due, the Guarantor shall have the right to make such payment and Buyer shall be obligated to reimburse it promptly upon request.

VIII.Simultaneously with the execution of this agreement, Sellers shall deliver to Buyer copies of all real estate and equipment leases and financing agreements, together with landlords' and lessors' consents and any other consents necessary to assign such leases and financing agreements to Buyer, and all other records pertaining to the ownership and operation of Flushing and East Meadow business, including, but not limited to, the names, addresses and contacts of all insurance companies and all supplies and equipment vendors.

IX. Guarantor, desiring to have the sales of its subsidiaries' assets hereunder completed, hereby guarantees any and all of the obligations of Sellers hereunder including, but not limited to, any and all representations, covenants, obligations and warranties of Sellers hereunder, but not for Sellers' obligation to return the down payment as referred to in Paragraph IV B above.

X. Sellers represent that the sale hereunder is not in contravention of their respective certificates of incorporation, by-laws, shareholder agreements and escrow agreements, and that the sale hereunder has been consented to by their respective Board of Directors.

XI. The parties hereto agree that all software and intellectual property presently the property of Seller (or the particular subsidiary of Seller that owns such software and intellectual property) (the "DCAP Software Company") shall remain the property of DCAP Software Company subject to Buyer's use as if the Franchise Agreements had been entered into as of April 1, 2001. The Sellers' client lists are part of the Assets sold hereunder and the content of such lists will not be disclosed by the Sellers to any party, nor used by Sellers or its affiliates other than for the direct and sole benefit of Buyer.

XII. Intentionally omitted.

XIII.Buyer shall defend, indemnify and hold harmless Sellers and each of its assigns and legal representatives, from any claims, liabilities, debts or taxes due as a result of Buyer's operation of the business as of April 1, 2001.

XIV. If in connection with any tax returns heretofore or hereafter filed by Sellers, up to and including the date of Closing, there is a deficiency assessment, the amount ultimately determined to be due thereon, including penalties, interest, and reasonable attorney's and accountant's fees incurred by Buyer in defending or challenging said assessment, shall be paid by Sellers. Each party agrees to promptly notify and cooperate fully with the other in the event of any audit or examination by a taxing authority of Sellers' tax returns and agrees to furnish to the party being examined or his designees, promptly and without charge, such papers, records, documents and information as may reasonably appropriate in connection with such audit or examination.

XV. The parties hereto represent to each other that Sellers and Guarantor have been represented by Weil & Kestenbaum, 42-40 Bell Blvd., Suite 302, Bayside, New York and that Buyer has been represented by itself. All parties hereto shall be responsible for their own fees and expenses.

XVI. Any and all notices, designations, consents, offers, or other communications provided for herein shall be given in writing by certified mail, return receipt requested, which shall be addressed in the case of Guarantor and Sellers to DCAP Insurance, 2545 Hempstead Turnpike, East Meadow, NY 11554 and in the case of Buyer, to Morton L. Certilman, 50 Heron Drive, Hewlett Bay Park, NY 11557 or such other address as may be designated by each party. Each such notice shall be deemed given at the time it is mailed. Copies of notices shall be sent in the same manner to counsel at the addresses noted above.

XVII. The parties hereto agree that it is their intention and covenant that this Agreement and performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of New York and that in any action, special proceeding, or other proceedings that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of New York shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted. The parties hereto agree and consent to the selection of Nassau County as the proper venue for any lawsuits or actions which are to be commenced or instituted.

XVIII. (a) This Agreement and all the obligations and covenants hereunder shall bind the parties hereto, their heirs, executors, administrators, legal representatives and assigns and shall enure to the benefit of their respective heirs, executors, administrators, legal representatives and assigns.

          (b) No modification, rescission, or amendment to this Agreement shall be effective unless in writing and sign led by the parties hereto.

          (c) This Agreement and its provisions merge any prior agreements, if any, of the parties and is the complete and entire agreement of the parties.

          (d) Each of the parties hereto, without cost to the other, shall at any time and from time to time hereafter execute and deliver any and all further instruments and assurances and perform any acts that the other party may reasonably request for the purpose of giving full force and effect to the provisions of this Agreement.

          (e) Each of the parties has read this Agreement prior to the signing thereof.

         (f) In the event that any term, provision, paragraph or Article of this Agreement is or is declared illegal, void or unenforceable, same shall not affect or impair the other terms, provisions, paragraphs or Articles of this Agreement. The doctrine of severability shall be applied.

         (g) This Agreement may be executed in one or more counterparts each of which shall be deemed an original.

         (h) Any waiver by either party of any provision of this Agreement, or of any right hereunder, shall not be deemed a continuing waiver and shall not prevent or estop such party from thereafter enforcing such provision or right and the failure of either party to insist in anyone or more instances upon the strict performance of any of the terms or provisions of this Agreement by the other party shall not be construed as a waiver or relinquishment for the future of any such terms or provisions, but the same shall continue in full force and effect.

XIX. Sellers shall deliver to Buyer at the closing a bill of sale for the Assets. Buyer shall be responsible for the timely filing with New York State, Dept. of Taxation and Finance, Sales Tax Bureau of the "Notification of Sale, Transfer or Assignment in Bulk." Buyer shall pay all sales tax due to the State of New York upon the sale of the Assets and hereby indemnifies and holds Sellers harmless, including reasonable attorney and/or accountant fees, from all liability therefor.

XX. Buyer shall retain all files it takes possession of pursuant to Paragraph VIII, for a period of seven years from the date of the transaction. Should Seller retain any files applicable to the stores, Seller shall retain such files for seven years from the date of this transaction.

XXI. If any provision, or part thereof, of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision, or part thereof, and not in any way affect or render invalid or unenforceable any other provisions, or part thereof, of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction is authorized to so reform such invalid or unenforceable provision, or part thereof, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

     IN WITNESS WHEREOF, the parties acknowledge that this agreement was executed on the date first written above.

DCAP FLUSHNG, INC.                      Buyer
                                        MLC EAST MEADOW/FLUSHNG LLC

By:  /s/ Barry Goldstein                By: /s/ Morton L. Certilman
    -----------------------------           ------------------------------------

EAST MEADOW AGENCY, INC.                DCAP MANAGEMENT, INC.

By: /s/ Barry Goldstein                 By: /s/ Barry Goldstein
    -----------------------------           ------------------------------------

Guarantor

DCAP GROUP, INC.                        As to Paragraph IV. A. 2 and V. B. only

By: /s/ Barry Goldstein                 /s/ Morton L. Certilman
    -----------------------------       ----------------------------------------
                                        MORTON L. CERTILMAN

                                   SCHEDULE A

                        Real Estate and Equipment Leases

1. Lease between DCAP Flushing, Inc., as Tenant, and Karikan Realty Corp., as Landlord, expiring January 31, 2004 at a current monthly rental of $1,900 with a security deposit of $4,000. The monthly rent has been paid through March 31, 2001.

2. Lease between DCAP East Meadow, Inc., as Tenant, and Vigilant Investors Corp., as Landlord, expiring December 31, 2005 at a current monthly rental of $2,100, and increases 5% annually. There is a $1,500 security deposit and the rent has been paid through March 31, 2001.

3. Carr Financial, MITA Copier, lease for copier in Flushing, expiring January 1, 2005 with a monthly lease of $103.04. The lease has been paid through March 31, 2001.

4. Carr Financial, lease for fax machine in Flushing, expiring April 19, 2004 with a monthly lease of $75.95. The lease has been paid through March 31, 2001.

5. Apportioned percentage of computers covering 62 machines leased from Bombadier Capital by DCAP Insurance Agencies, Inc. Buyer is responsible for $131.04 per month for the computers located in the Flushing and East Meadow stores. The lease expires January 7, 2003 and is paid through March 31, 2001.

6. Avaya (Lucent) phone system lease in East Meadow, expires July 9, 2002, monthly rent $127.79, and is paid through March 31, 2001.

7. Advanta Leasing, MITA copier and fax lease for East Meadow, expires November 1, 2004, payable monthly for $225.32. Paid to date through March 31, 2001.

                                   SCHEDULE B

                          Secured Lieners of the Assets

     The only secured liens on the assets are those set forth on Schedule A.

                                                                EXHIBIT B

     List of some, but not all, of the assets included in the sale herein.

                                  EAST MEADOW


Desks                                                          File Cabinet
Left Hand Return                1                              3 Drawer                                1
Right Hand Return               1                              4 Drawer                                1
Chairs                                                          Phone

Desk                            2                               ATT MLS 12D                             2
Side                            6                               System Box                              1
Waiting Chairs - 2@unit         2
                                                                Credit Card machine w/Printer and Keyboard      1
Computers
                                                                Calculator - Sharp                              2
   Printers
        HP Laser Jet 2100               1                       Air Conditioner - Fedders                       1
        OKI 184                         2
        Panasonic KSP 2624              1                       Grey Elephant                                   1
        OKI 320                         2
        HP 4 L                          1                       Pictures                                        5

   Tower                                2
                                                                        Mita Copier 1460                        1
Monitor
        ACER View 55                    1                               HP4050 Printer                          1
        ACER View 54                    1                               (to be delivered to Buyer by Seller)
        Server  (not here)              1
        Jet Direct Box                  1                               Computer and Monitor                    1
                                                                        (to be delivered to Buyer by Seller)
        Backups                         2

Fax
        Xerox 3006                      1

Answer Machine                          1

                                    EXHIBIT B

List of some, but not all, of the assets included in the sale herein.


                                    FLUSHING

Desks                                                          Phone

        Left Hand Return                1                               ATT MLS 12D                             3
        Right Hand Return               3                               System Box                              1

Chairs                                                          Phone

        Desk                            3                               ATT MLS 12D                             2
        Side                            6                               System Box                              1
        Couch                           1
                                                                Answer Machine
                                                                        ATT                                     2
Computers
                                                                Typewriter
   Printers                                                             Brother GX 6750                         1
        HP Laser Jet 2100               1
        OKI 320                         3                       Copier
        Panasonic KSP 2624              2                               Mita AL 1515                            1
        OKI 184                         1
        HP 4 Plus                       1                       Fax
                                                                        Cannon CFX-L4000                        1
   Monitor
        No Name                         4                       Credit Card Machine w/Printer & Keyboard        1

        Tower                           3                       Microwave                                       1
        Backups                         3
        Jet Direct Box                  1                       Refrigerator                                    1
        Router                          1
                                                                Keyboards                                       4
   Printer Stand
        2 Tier                          4                       Pictures                                        6
        4 Tier                          1


                              DCAP MANAGEMENT CORP.

                         CONVERSION FRANCHISE AGREEMENT

                                TABLE OF CONTENTS

ARTICLE I..................................................................2
---------

   GRANT OF FRANCHISE......................................................2
   ------------------

ARTICLE II.................................................................3
----------

   TERM AND RENEWAL........................................................3
   ----------------

ARTICLE III................................................................4
-----------

   DUTIES OF FRANCHISOR....................................................4
   --------------------

ARTICLE IV.................................................................5
----------

   FEES....................................................................5
   ----

ARTICLE V..................................................................7
---------

   DUTIES OF FRANCHISEE....................................................7
   --------------------

ARTICLE VI.................................................................9
----------

   PROPRIETARY MARKS.......................................................9
   -----------------

ARTICLE VII...............................................................12
-----------

   CONFIDENTIAL MANUALS...................................................12
   --------------------

ARTICLE VIII..............................................................12
------------

   CONFIDENTIAL INFORMATION...............................................12
   ------------------------

ARTICLE IX................................................................13
----------

   ADVERTISING AND PROMOTION..............................................13
   -------------------------

ARTICLE X.................................................................14
---------

   ACCOUNTING AND RECORDS.................................................14
   ----------------------

ARTICLE XI................................................................15
----------

   INSURANCE..............................................................15
   ---------

ARTICLE XII...............................................................16
-----------

   TRANSFER OF INTEREST...................................................16
   --------------------

ARTICLE XIII..............................................................21
------------

   DEFAULT AND TERMINATION................................................21
   -----------------------

ARTICLE XIV...............................................................23
-----------

   FRANCHISEE'S OBLIGATIONS UPON TERMINATION, NON-RENEWAL OR EXPIRATION...23
   --------------------------------------------------------------------

ARTICLE XV................................................................25
----------

   COVENANTS..............................................................25
   ---------

ARTICLE XVI...............................................................27
-----------

   TAXES, PERMITS AND INDEBTEDNESS........................................27
   -------------------------------

ARTICLE XVII..............................................................27
------------

   INDEPENDENT CONTRACTOR AND INDEMNIFICATION.............................27
   ------------------------------------------

ARTICLE XVIII.............................................................28
-------------

   APPROVALS AND WAIVERS..................................................28
   ---------------------

ARTICLE XIX...............................................................28
-----------

   RISK OF OPERATIONS.....................................................28
   ------------------

ARTICLE XX................................................................29
----------

   FORCE MAJEURE..........................................................29
   -------------

ARTICLE XXI...............................................................29
-----------

   NOTICES................................................................29
   -------

ARTICLE XXII..............................................................30
------------

   REMEDIES CUMULATIVE; WAIVER; CONTENTS..................................30
   -------------------------------------

ARTICLE XXIII.............................................................30
-------------

   MODIFICATION OF SYSTEM.................................................30
   ----------------------

ARTICLE XXIV..............................................................31
------------

   SEVERABILITY AND CONSTRUCTION..........................................31
   -----------------------------

ARTICLE XXV...............................................................31
-----------

   APPLICABLE LAW AND VENUE...............................................31
   ------------------------

ARTICLE XXVI..............................................................32
------------

   ARBITRATION............................................................32
   -----------

ARTICLE XXVII.............................................................33
-------------

   ACKNOWLEDGMENTS........................................................33
   ---------------

ARTICLE XXVIII............................................................34
--------------

   ENTIRE AGREEMENT.......................................................34
   ----------------

ARTICLE XXIX..............................................................34
------------

   JOINT AND SEVERAL OBLIGATION...........................................34
   ----------------------------

ARTICLE XXX...............................................................34
-----------

   COUNTERPART; PARAGRAPH HEADINGS; PRONOUNS..............................34
   -----------------------------------------


EXHIBITS

  "A"    LOCATION OF CENTER

  "B"    PRIMARY AREA OF RESPONSIBILITY

  "C"    SOFTWARE LICENSE AGREEMENT

  "D"    AUTHORIZATION AGREEMENT FOR DIRECT DEBIT

  "E"    TRANSFER OF FRANCHISE TO A CORPORATION

  "F"    ASSIGNMENT OF TELEPHONE NUMBERS

  "G"    CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

                              DCAP MANAGEMENT CORP.

                         CONVERSION FRANCHISE AGREEMENT

     THIS CONVERSION FRANCHISE AGREEMENT ("Agreement") is made and entered into on this ___ day of ________ , 20__, between DCAP MANAGEMENT CORP., a New York corporation having its principal place of business located at 2545 Hempstead Turnpike, Suite 100, East Meadow, New York 11554-2147, doing business as "DCAP INSURANCE" (hereinafter referred to as "Franchisor") and ________________ , an individual residing at _________________________ (hereinafter referred to as "Franchisee" or "Conversion Franchisee").

                              W I T N E S S E T H:

     WHEREAS, the Franchisor, as the result of the expenditure of time, skill, effort, and money, has developed and owns a system (hereinafter "System") for the operation of a Center that offers a wide range of insurance products to individual and commercial clients, which products include automobile, property and casualty, homeowners, life insurance, disability, towing and road service, and such non-insurance products as instant tax preparation, home mortgages, premium financing and other related and non-related services and products ("Center"). The System includes, but is not limited to, certain techniques for management, promotion and operation, proprietary software and advertising methods and formulae, all of which may be changed, updated, improved and further developed by the Franchisor from time to time;

     WHEREAS, the Franchisor identifies the System and the business conducted in accordance with the System under certain trademarks, service marks, logos, emblems, and indicia of origin (hereinafter "Proprietary Marks"), including, but not limited to, the name and mark "DCAP INSURANCE" and other such trade names, service marks, and trademarks as may be designated now or hereafter by the Franchisor (in the Confidential Operating Manual or otherwise in writing) for use in connection with the System;

     WHEREAS, the Franchisee desires to convert his existing retail insurance agency to a Center in accordance with the System and has an existing property and casualty insurance broker's license, which is in good standing, and he wishes to obtain a conversion franchise from the Franchisor for that purpose, as well as to receive certain training and other assistance provided by the Franchisor in connection therewith;

     WHEREAS, the Franchisee understands and acknowledges the importance of the Franchisor's high standards of quality and service and the necessity of operating the Franchised Business hereunder in conformity with the Franchisor's standards and specifications, and therefore has no pending criminal investigations or proceedings against him, nor has he filed for personal bankruptcy within ten (10) years of the date of this Agreement;

     WHEREAS, the Franchisee recognizes the benefits to be derived from being identified with and being a Conversion Franchisee of the Franchisor and being able to utilize the System and the Proprietary Marks which Franchisor makes available to all of its franchisees;

     WHEREAS, the Franchisee desires to obtain a conversion franchise, to use the System and the Proprietary Marks at Franchisee's existing location described in Exhibit "A", pursuant to the provisions hereof, and Franchisee has had a full and adequate opportunity to be thoroughly advised of the terms and conditions of this Franchise Agreement by counsel of his own choosing and represents and warrants that he has been in the business as a duly licensed independent retail insurance agency and has the financial ability to convert all his existing insurance stores to Centers;

     WHEREAS, the Franchisee acknowledges that he has read this Agreement and Franchisor's Franchise Offering Prospectus and that Franchisee understands and accepts the terms, conditions and covenants contained in this Agreement as being reasonably necessary to maintain uniform high standards of quality at all Centers and to protect the goodwill of the Proprietary Marks;

     WHEREAS, the Franchisor expressly disclaims the making of any warranty or guarantee, expressed or implied, oral or written, regarding the potential revenues, profits or success of the business venture contemplated by this Agreement. Franchisee acknowledges that he has not received or relied upon any such warranty or guarantee;

     WHEREAS, the Franchisee acknowledges that he has no knowledge of any representations by Franchisor, its officers, directors, shareholders or representatives about the franchise offered hereunder, about Franchisor or its franchising programs and policies that are contrary to the statements in Franchisor's Franchise Offering Prospectus or to the terms of this Agreement;

     WHEREAS, the Franchisee acknowledges that this Agreement places detailed and substantial obligations on Franchisee, including strict adherence to Franchisor's reasonable present and future requirements regarding the System, equipment, operating procedures, management methods, merchandising strategies, sales promotion programs and related matters.

                BEFORE SIGNING THIS AGREEMENT, FRANCHISEE SHOULD
               READ IT CAREFULLY WITH ASSISTANCE OF LEGAL COUNSEL

     NOW, THEREFORE, the parties, in consideration of the undertakings and commitments of each party to the other party set forth herein, hereby agree as follows:

                                    ARTICLE I
                               GRANT OF FRANCHISE

     1.1 The Franchisor hereby grants to Franchisee, upon the terms and conditions herein contained, the right and franchise, and Franchisee undertakes the obligation, to operate a Center as a Conversion "DCAP INSURANCE", Franchise (hereinafter referred to as the "Conversion Center" or the "Franchised Business") under the Proprietary Marks, and to use the System solely in connection therewith. Franchisee shall locate the Conversion Center only at his existing location which is:

-------------------------------------------------------------------------------.

     1.2 During the term of this Agreement, the Franchisor agrees not to establish or operate a company-owned Franchised Business, nor will it grant franchises to others to operate Centers, under the System within the Primary Area of Responsibility described in Exhibit "B" hereto. Except as specified in the preceding sentence, this franchise is non-exclusive.

     1.3 Franchisee agrees to use his best efforts to advertise and promote the Franchised Business within his Primary Area of Responsibility as set forth in Exhibit "B".

     1.4 This Agreement does not grant to Franchisee any development right within the area described in Exhibit "B" hereto, except with respect to his particular Franchised Business.

     1.5 Notwithstanding the foregoing to the contrary, Franchisor reserves the following rights:

          A. to own or operate, and/or to grant others rights to own and/or operate, other businesses anywhere throughout the world, whether or not such businesses are competitive, so long as such businesses:

               (i) operate under any marks other than the Proprietary Marks; or

               (ii) operate  under the  Proprietary  Marks,  but not at a retail insurance agency site located within the Primary Area of Responsibility; and

          B. to market to customers located anywhere throughout the world any products and services, whether or not the products or services are competitive and/or use the Proprietary Marks and/or the DCAP System; and

          C. to sell or distribute, and/or grant others the rights to sell or distribute, at any location throughout the world, including within the Primary Area of Responsibility, any products or services in any alternative channel of distribution, whether or not the products or services are competitive and/or sold or distributed using the Proprietary Marks and/or the DCAP System. An "alternative channel of distribution" includes, but is not limited to, radio, television, direct mail, catalogs, the internet, third party or alternative websites and software/communications/electronic networks. Franchisor agrees that if it makes any sales to customers who reside within the Primary Area of Responsibility, Franchisor will pay Franchisee an amount that Franchisor reasonably determines will compensate Franchisee; and

          D. to make the DCAP website available by license, sale or any other means to parties outside of the DCAP System; and

          E. to acquire any other businesses, wherever located, even if they are in the Primary Area of Responsibility, which have other units, whether or not franchised, and to convert them to the DCAP franchise format and/or any other format; and

          F. to be acquired and converted to a format different from DCAP, and/or if Franchisor's other businesses or company-owned Centers are converted to a format different from DCAP; and

          G. to develop or become associated with other business concepts (including other franchise systems) for the same, similar, related or any other products and/or services; and

          H. to sell all or a portion of Franchisor's assets, its Proprietary Marks or its System to a third party; to issue its capital stock by public offering; to engage in a private placement of some or all of its securities; or to refinance, restructure or recapitalize.

                                   ARTICLE II
                                TERM AND RENEWAL

     2.1 Except as otherwise provided in this Agreement, the term of this Agreement shall be for ten (10) years from the date Franchisee commences his Conversion Center operations.

     2.2 This Agreement shall be renewable every ten (10) years providing the following:

          A. Franchisee has given the Franchisor written notice of his election to renew not less than six (6) months nor more than one (1) year prior to the end of the initial term;

          B. Franchisee is not in default of any material provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between Franchisee and the Franchisor, and has substantially complied with all the terms and conditions of all such agreements during the terms thereof;

          C. Franchisee has satisfied all monetary obligations owed by Franchisee to the Franchisor, any subsidiary or affiliate of Franchisor, all of Franchisee's trade and other creditors and to Franchisee's landlord, and has met these obligations when due throughout the initial term;

          D. Franchisee has executed, for the renewal term, the Franchisor's then-current form of franchise agreement, which agreement shall supersede this Agreement in all respects, the terms of which shall be substantially the same as the terms of this Agreement, except that the Franchisor reserves the right to increase the Continuing Monthly Service Fee and Advertising Fees, if any, in the amounts then being paid by all franchisees entering the System for the first time and no initial or renewal fee will be charged upon renewal;

          E. Franchisee shall execute a general release, in a form prescribed by the Franchisor, of any and all claims against the Franchisor and its subsidiaries and affiliates and their respective officers, directors, agents, and employees, provided that all rights enjoyed by Franchisee and any causes of action arising in his favor from the provisions of Article 33 of the General Business Law of New York ("GBL") and the regulations issued thereunder shall remain in force; it being the intent of this proviso that the non-waiver provisions of GBL Sections 687.4 and 687.5 be satisfied;

          F.  Franchisee  has  complied  with  the   Franchisor's   then-current
     financial qualifications and retraining requirements at no additional cost to Franchisee, except for his travel and/or personal living expenses; and

          G. Franchisee's insurance license is valid and in good standing at the time of renewal.

                                   ARTICLE III
                              DUTIES OF FRANCHISOR

     3.1 In order to assist Franchisee in the establishment of the Conversion Center and during the operation of the Conversion Center, the Franchisor shall be obligated to perform the following duties on behalf of the Franchisee:

          A. Provide a pre-Conversion training program at Franchisor's training facilities for Franchisee at no cost to Franchisee. Franchisor may, in its sole discretion, make additional training programs, workshops, and/or seminars available to Franchisee and to Franchisee's personnel as the Franchisor deems appropriate. All training provided by the Franchisor shall be subject to the terms set forth in Section 5.2 of this Agreement, and shall be at such times and places as may be designated by the Franchisor (except for on-site training).

          B. Provide telephonic consultation and advisory assistance with respect to the selection of insurance programs, underwriting, placement, insurance company representation, techniques in sales, financial and agency management.

          C. Upon the commencement of Franchisee's pre-Conversion training program, the Franchisor shall loan to Franchisee for the term of this Agreement and any renewal hereof one (1) copy of the Confidential Operating Manual ("Manual"), as more fully described in Article VII hereof.

          D. Provide Conversion Franchisee with sample letterhead, envelopes, business cards, ad slicks and other similar promotional materials to promote the change in affiliation to a "DCAP INSURANCE" Center. In addition, Franchisor will review and approve in advance all proposed advertising and materials prepared by Franchisee for use in local advertising in accordance with the procedures set forth in Article IX hereof.

          E.  The  Franchisor  may,  from  time to  time,  offer  to  Conversion
     Franchisee at no charge bulletins on improvements and developments in management techniques and business and operational procedures.

          F. The Franchisor shall provide Conversion Franchisee with access to Franchisor's insurance carriers for the purpose of placing policies for Conversion Franchisee's existing and new clients.

          G. If Conversion Franchisee so elects and Franchisor agrees to do so, Franchisor may supervise the renovation of Conversion Franchisee's Center. If this occurs, Conversion Franchisee shall pay the determined amount upon execution of this Agreement.

     3.2 The Franchisor may, at its option, offer to Franchisee, at an additional cost, an income tax preparation program. This program will be administered by Franchisor on Franchisee's behalf. The cost of such program shall be determined by Franchisor from time to time.

                                   ARTICLE IV
                                      FEES

     4.1 In consideration of the franchise granted herein, Franchisee shall pay to the Franchisor the following fees:

          A. Conversion Franchisee shall pay to the Franchisor an Initial Franchise Fee of ____________ Thousand Dollars ($ ,000) which shall be deemed fully earned and non-refundable upon execution of this Agreement and which shall be in consideration of the expenses incurred by the Franchisor in furnishing assistance and services to Franchisee and for the Franchisor's lost or deferred opportunity to franchise others within Franchisee's Primary Area of Responsibility. The aforesaid Initial Franchise Fee may include the payment for the income tax preparation program if Franchisee elects to purchase it on the signing hereof. However, if Franchisee chooses not to acquire the rights to use the income tax preparation program at inception, payment therefor shall be made when Franchisee elects to offer this program, at the increased fee.

          B. Conversion Franchisee shall be required to remit a Continuing Monthly Service Fee as follows: One Thousand Five Hundred Dollars ($1,500) per month during the first year, One Thousand Six Hundred Dollars ($1,600) per month during the second year, One Thousand Seven Hundred Dollars ($1,700) per month during the third year, One Thousand Eight Hundred Dollars ($1,800) per month during the fourth year, One Thousand Nine Hundred Dollars ($1,900) per month during the fifth year, Two Thousand Dollars ($2,000) per month during the sixth year and each year thereafter. The Two Thousand Dollars ($2,000) per month shall increase to reflect the increase in the Consumer Price Index for the state of New York, using the sixth year as the base year ("Continuing Monthly Service Fee").

     4.2 All Continuing Monthly Service Fee payments required by this Article IV shall be due to the Franchisor on the first day (1st) of each month for the operations conducted during the prior month. Any payment not actually received by the Franchisor on or before such date shall be deemed overdue unless postmarked at least five (5) days prior to the date it was due. If any payment is overdue, Franchisee shall pay to the Franchisor immediately upon demand the overdue amount, together with interest on such amount from the date it was due until paid at the lesser of two (2) percentage points above the prime rate charged by Citibank of New York on the date payment was due or the maximum rate permitted by law. The foregoing shall be in addition to any other remedies the Franchisor may have against the Franchisee.

     4.3 The Continuing Monthly Service Fee shall be increased or decreased automatically, effective as of the first day of each year commencing with the sixth year after the execution of the Franchise Agreement, without notice from Franchisor to reflect the percentage change in the Consumer Price Index for the month preceding the start of each year. The Consumer Price Index is defined below.

     The Term "Consumer Price Index" shall mean the "Consumer Price Index" published for New York by the Bureau of Labor Statistics of the U.S. Department of Labor, all urban consumers, U.S. City Average, All Items (1984 = 100) (CPI-U) or a successor or substitute index appropriately adjusted. In the event that the Consumer Price Index ceases to use 1984 = 100 as the basis of calculation, or if a substantial change is made in the terms or number of items contained in the Consumer Price Index, then the Consumer Price Index shall be adjusted to the figure that would have been arrived at had the manner of computing the Consumer Price Index in effect at the date of this Agreement not been altered. In the event such Consumer Price Index (or a successor or substitute index) is not available, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the Consumer Price Index shall be used.

     No adjustments or recomputation, retroactive or otherwise, shall be made due to any revision which may later be made in the first published figure on the Consumer Price Index.

     4.4. Franchisee shall give Franchisor authorization (in the form attached at Exhibit D or such other form as Franchisor shall accept) for prearranged payments (debits) from Franchisee's business operating account. Under this procedure, Franchisee shall authorize Franchisor to initiate debit entries and/or credit correction entries to a designated checking or savings account for the monthly payment of the Continuing Monthly Service Fee and Advertising Fees payable hereunder and any delinquent charges due thereon. Franchisee shall make the funds available for withdrawal by electronic transfer by Franchisor no later than the first day of each month.

     4.5 Franchisor shall not be required to share any pecuniary benefit that it receives from any insurance carrier with Franchisee.

     4.6 Franchisor shall have the absolute right, in its sole discretion, to offset from any commissions due to Franchisee the amount of any and all past due Continuing Monthly Service Fees or Advertising Fees.

     4.7 Franchisor shall have the right to apply a credit toward Franchisee's Continuing Monthly Service Fees for each written policy placed with one of Franchisor's general agents.

                                    ARTICLE V
                              DUTIES OF FRANCHISEE

     5.1 Franchisee understands and acknowledges that every detail of the System is important to Franchisee, the Franchisor, and other franchisees for the purpose of developing and maintaining high operating standards and system-wide uniformity to increase the demand for the services rendered by all the Centers under the System, and to protect the Franchisor's reputation and goodwill.

     5.2 Franchisee agrees that it is important to the continued operation of the System and the Franchised Business that Franchisee and Franchisee's employees receive such training as the Franchisor may reasonably require, and to that end Franchisee agrees as follows:

          A. Franchisee shall attend and complete, to the Franchisor's satisfaction, the pre- Conversion training program conducted by the Franchisor at its training facilities at a date or dates to be designated by the Franchisor. The Franchisor shall provide for the training instructors, facilities, and training materials in connection with the Franchisor's pre-Conversion training required by this Section without charge to Franchisee, except for any on-site training for which Franchisor will charge its then-current per diem fee.

          B. Franchisee and Franchisee's employees may be required to attend workshops and seminars as the Franchisor may, from time to time, offer, at its discretion.

          C. Franchisee shall pay all of his personal expenses and those of his staff which are incurred in connection with all training programs, including, without limitation, the cost of travel, room, board and employee wages.

     5.3 Franchisee shall operate the Franchised Business in conformity with such reasonable standards, techniques, and procedures as the Franchisor may from time to time prescribe in the Manual or otherwise in writing, and shall refrain from deviating therefrom without the Franchisor's prior written consent. To this end, Franchisee shall offer to his clients all of the insurance products and services which the Franchisor may, from time to time, introduce or prescribe and not purchase same from any other source if Franchisor provides such products or services; shall offer to his clients only those services and insurance products which meet the Franchisor's standards of quality and which the Franchisor has expressly reasonably approved in writing to be offered in connection with the Franchised Business; and shall discontinue selling any insurance products or services which the Franchisor may, in its sole and reasonable discretion, disapprove by prior written notice at any time. This Section 5.3 shall not apply to insurance products or services which Franchisee offered prior to conversion.

          A. With respect to new products or services introduced or offered by Franchisor including, but not limited to, the tax preparation program, if Franchisee elects to utilize or purchase same, they must be purchased from Franchisor and not from any other source. The cost of such programs shall be determined from time to time by the Franchisor and provided to Franchisee in advance of Franchisee choosing whether or not to purchase same.

     5.4 Franchisee shall maintain the premises of the Franchised Business in a clean, orderly condition and shall maintain all equipment in accordance with the Franchisor's standards and specifications.

     5.5 Except as otherwise approved in writing by the Franchisor, Franchisee shall maintain business hours that are normal for this particular type of business, i.e., between fifty (50) and sixty (60) hours per week, Monday through Saturday. However, the specific hours for Franchisee's Conversion

Center shall be determined by Franchisee's specific needs, and Franchisee shall maintain at least the same business hours that he had previously been adhering to.

     5.6 Franchisee shall not permit the Conversion Center or any part thereof to be used for any immoral or illegal purposes and shall not permit the Conversion Center to be used for any purposes, business or activities that do not comply with the terms and conditions of this Agreement or with the Manual.

     5.7 Franchisee shall permit the Franchisor and its agents to enter the Conversion Center at any reasonable time during business hours and without prior notice for the purpose of conducting reasonable inspections therein. Franchisee shall cooperate fully with the Franchisor's representatives in such inspection by rendering such assistance as they may reasonably request; and, upon forty-eight (48) hours' written notice from the Franchisor or its agents, and without limiting the Franchisor's other rights under this Agreement, shall take such steps as may be necessary to correct any deficiencies detected during such inspections within thirty (30) days following receipt of notice. In the event Franchisee fails or refuses to immediately correct any deficiencies detected during such inspections, the Franchisor shall have the right to make or cause to be made such changes as may be required at the expense of Franchisee, which expense Franchisee agrees to pay upon demand. The foregoing shall be in addition to any other remedies the Franchisor may have against the Franchisee.

     5.8 Franchisee shall maintain the premises of the Franchised Business in a clean, orderly condition and in excellent repair, and shall maintain all signs, displays and equipment in accordance with the Franchisor's standards and specifications. At the Franchisor's request, which shall not occur more than twice during the initial term hereof (not including any renovation in connection with renewal or transfer), nor within five (5) years of the last renovation or refurbishing required by the Franchisor, Conversion Franchisee shall make, at Franchisee's sole cost and expense, all improvements and alterations as may reasonably be determined by the Franchisor to be necessary for the Conversion Center to conform to the System's image as it may be reasonably prescribed by the Franchisor at that time. Franchisee shall undertake and complete such improvements and alterations within and under the terms and conditions which may be reasonably specified by the Franchisor.

     5.9 Franchisee shall comply with all other requirements set forth in this Agreement and any other agreements entered into between the Franchisor and Franchisee.

     5.10 Franchisee shall purchase/lease and install for his Center such computer hardware, required dedicated telephone and power lines, modem(s), printer(s), and other computer-related accessories or peripheral equipment as Franchisor specifies in its Manual or otherwise. Further, Franchisee shall provide any assistance required by Franchisor to bring such computer system on-line with Franchisor's computer at Franchisor's headquarters at the earliest possible time, and Franchisee expressly affirms and agrees that Franchisor shall thereafter have the free and unfettered right to retrieve such data and information from Franchisee's computer(s) as Franchisor, in its sole and exclusive discretion, deems necessary, desirable or appropriate, with the telephonic cost of such retrieval to be borne by Franchisor. Franchisee shall bear the sole cost of the foregoing items to be installed or purchased and activities to be accomplished by Franchisee and the delivery costs of all hardware and software.

          A. Franchisee shall utilize Franchisor's proprietary DCAP software program, system documentation manuals and other proprietary materials developed by Franchisor in connection with the operation of the Conversion Center franchised hereby. In connection therewith Franchisee shall execute, simultaneously herewith, Franchisor's standard form of Software License Agreement annexed hereto as Exhibit "C"; shall input and maintain in

     Franchisee's computer(s) such data and information as Franchisor prescribes in its Manual, its software programs and otherwise; and shall at all times obey the provisions of the aforementioned Software License Agreement. Franchisor shall initially furnish to Franchisee such programs, manuals and materials at Franchisee's expense. Franchisee shall purchase from Franchisor such new or upgraded proprietary software programs, manuals and/or computer-related materials whenever Franchisor determines to adopt such new or upgraded programs, manuals and/or materials system-wide, at such prices and on such terms as Franchisor, in its sole and exclusive discretion, shall establish.

          B. Franchisee understands that computer systems are designed to accommodate a certain maximum amount of data and terminals and that as such limits are achieved, and/or as technology and/or software is developed in the future, Franchisor at its sole discretion may mandate that Franchisee add memory, ports, accessories, peripheral equipment and/or additional, new or substitute software to the original computer system purchased by Franchisee. Franchisee further understands that it may become necessary for Franchisee to replace or upgrade the entire computer system with a larger system capable of assuming and discharging all the computer-related tasks and functions specified by Franchisor. Franchisee further understands and agrees that as computer designs and functions change periodically, Franchisor may be required to make substantial modifications to its computer specifications or to require installation of entirely different systems (during the term of this Agreement or upon renewal thereof).

          C. To ensure full operational efficiency and communication capability between Franchisor's computers and those of all Franchised Centers, Franchisee agrees, at his expense, to keep his computer system in good maintenance and repair. Further, following Franchisor's testing and determination that same will prove economically or systemically beneficial to Franchisee and Franchisor, Franchisee agrees to install at his own expense such additions, changes, modifications, substitutions and/or replacements to his computer hardware, software, telephone and power lines and other computer-related facilities as Franchisor directs, on those dates and within those times specified by Franchisor, in its sole and exclusive discretion, in its Manual and otherwise.

          D. Upon termination or expiration of this Agreement, all computer software, disks, tapes and other magnetic storage media shall be turned over to Franchisor in good condition (allowing for normal wear and tear).

                                   ARTICLE VI
                                PROPRIETARY MARKS

     6.1 When used in this Agreement, "Proprietary Marks" mean the trademark, service mark or other word, symbol, device or any combination thereof, used to identify a product or service of one business and to distinguish it from that of another business.

     6.2 Franchisee is hereby granted, subject to appropriate laws and regulations, the non-exclusive right to use the "DCAP INSURANCE" service mark at the location specified in Exhibit "A" hereto. Nothing in this Agreement shall be construed as authorizing or permitting its use at any other location or for any other purpose, except as may be authorized in writing by Franchisor.

     6.3 Franchisee acknowledges that the ownership of the Proprietary Marks, goodwill and trade secrets remains solely with the Franchisor, and that Franchisee shall not register or attempt to register the Proprietary Marks or to assign any rights to them other than as specifically granted in this

Agreement, or claim any right, title or interest therein, nor shall Franchisee contest the validity or ownership of the Proprietary Marks.

     6.4 At Franchisor's request, Franchisee shall assign, transfer, or convey to Franchisor in writing all additional rights, if any, that may be acquired by Franchisee as a result of his use of the Proprietary Marks.

     6.5 Franchisor reserves the right to approve all signs, advertising material, stationery, business cards, forms and all other objects and supplies using the Proprietary Marks. All advertising, publicity, signs, decorations, furnishings, equipment or other materials employing the words "DCAP INSURANCE" shall be in accordance with this Agreement and the Manual, and Franchisee shall obtain Franchisor's approval prior to such use.

     6.6 Franchisor reserves the right at any time, and upon thirty (30) days' written notice to Franchisee, to adopt new or modified Proprietary Marks during the term of this Agreement for use by Franchisee and/or the entire System. In such event and at Franchisor's direction, Franchisee shall adopt, use and display only such new or modified Proprietary Marks and he shall promptly discontinue the use and display of outmoded or superseded Proprietary Marks. The out-of-pocket expenses for such new or modified Proprietary Marks shall be borne by the Franchisor.

     6.7 Franchisee shall promptly notify Franchisor of any claim, demand or suit based upon or arising from the unauthorized use of, or an attempt by any other person, firm or corporation to use, without Franchisor's authorization, or any infringement of or challenge to, any Proprietary Marks. "Promptly" shall mean within five (5) days after Franchisee is made aware of same. At its own expense, Franchisor shall undertake the defense or prosecution of any litigation, which, in Franchisor's judgment, may affect the goodwill of the System, and Franchisor may in such circumstance undertake any other action which it deems appropriate. Franchisor shall have sole and complete discretion in the conduct of any defense, prosecution or other action it chooses to undertake. In that event, Franchisee agrees to execute those documents and perform those acts which, in the opinion of Franchisor, are necessary for the defense or prosecution of the litigation or for such other action as may be undertaken by Franchisor.

     6.8 In order to develop and maintain high uniform standards of quality and service and to protect the reputation and goodwill of Franchisor, Franchisee agrees to do business and advertising using the name and logotype "DCAP INSURANCE". Franchisee shall not do business or advertise using any other words, except as hereinabove stated, nor shall Franchisee be permitted to use the name "DCAP INSURANCE" as part of his corporate, partnership or business name.

     6.9 Franchisee shall be required to and shall affix the (R) or _ symbol upon all advertising, publicity, signs, decorations, furnishings, equipment or other printed or graphic material employing the words "DCAP INSURANCE" and logotype or any other of Franchisor's Proprietary Marks.

     6.10 Franchisee acknowledges that he does not have any right to deny the use of Franchisor's Proprietary Marks to any other franchisee or to any other person or entity. In consideration therefor, Franchisee shall execute all documents and take such actions as may be requested to allow Franchisor or other franchisees of the Franchisor to have full use of the Proprietary Marks outside of Franchisee's Primary Area of Responsibility.

     6.11 If, during the term of this Agreement, there is a claim of prior use of any of the Proprietary Marks or any other of Franchisor's Proprietary Marks in the area in which Franchisee is doing business or in another area or areas, Franchisee shall so use the Proprietary Marks and other of

Franchisor's Proprietary Marks in such a way and at Franchisor's discretion so as to avoid continuation of such conflict.

     6.12 The Franchisee shall exclusively use the Proprietary Marks and trade name "DCAP INSURANCE", and any logos, trade styles, color combinations, designs, symbols and slogans designated by Franchisor for his Conversion Center and no other, except that Franchisee will be permitted to continue to use the name of his insurance agency in conjunction with the Proprietary Marks. The Franchisee shall use only the trademarks and Proprietary Marks of the Franchisor in connection with the operation of the Conversion Center and other service marks or Proprietary Marks. The Franchisee recognizes that such trade name and Proprietary Marks are part of the properties and goodwill of the Franchisor, and that the use thereof by the Franchisee is a privilege granted by the Franchisor to the Franchisee for his use in connection with the operation of his Franchised Business so long as this Agreement shall be in effect and the Franchisee complies with the terms and conditions hereof. In furtherance thereof, Franchisee shall not use any confusingly similar Proprietary Marks in connection with his Franchised Business or any other business that he may have an interest in, except as heretofore stated. The Franchisee shall use the words "DCAP INSURANCE" solely as a trade name and service mark, and he shall not use the words "DCAP INSURANCE" as part of the legal name of any corporation, partnership, proprietorship or other business entity with which the Franchisee is associated, or with a bank account, trade account or in any legal or financial connection, without the prior written approval of the Franchisor.

     6.13 Franchisee agrees to maintain a high moral and ethical standard in the operation and conduct of his Franchised Business so as to create and maintain goodwill among the public for the "DCAP INSURANCE" name, and supervise and evaluate the performance of his staff to ensure that each renders competent, efficient and quality service to the general public.

     6.14 Franchisee shall not maintain a World Wide Website or otherwise maintain a presence or advertise on the Internet or any other public computer network in connection with the Franchised Business without Franchisor's prior written approval, which Franchisor may withhold for any reason or no reason. Franchisee agrees to submit to Franchisor for approval before use, true and correct printouts of all Website pages Franchisee proposes to use in his Website in connection with the Franchised Business. Franchisee understands and agrees that Franchisor's right of approval of all such Web materials is necessitated by the fact that such Web materials will include and be inextricably linked with Franchisor's Proprietary Marks. Franchisee may only use material which Franchisor has approved. Franchisee's Website shall conform to all of Franchisor's Website requirements, whether set forth in the Manual or otherwise. Franchisee agrees to provide all hyperlinks or other links that Franchisor requires. If Franchisor grants approval for a Website, Franchisee may not use any of the Proprietary Marks at the site except as Franchisor expressly permits. Franchisee may not post any of Franchisor's proprietary, confidential or copyrighted material or information on his Website without Franchisor's prior written consent. If Franchisee wishes to modify the approved site, all proposed modifications must also receive Franchisor's prior written approval. Franchisee explicitly understands that he may not post on his Website any material which any third party has any direct or indirect ownership interest in (including, without limitation, video clips, photographs, sound bites, copyrighted text, trademarks or service marks, or any other text or image which any third party may claim intellectual property ownership interests in). Franchisee agrees to list on his Website any Website maintained by Franchisor, and any other information Franchisor requires in the manner Franchisor dictates. Franchisee agrees to obtain Franchisor's prior written approval for any internet domain name and/or home page address. The requirement for Franchisor's prior written approval set forth in this Section will apply to all activities on the Internet or other communications network to be conducted by Franchisee, except that Franchisee may maintain one or more E-mail addresses and may conduct individual E-mail communication without

Franchisor's prior approval as provided above if he proposes to send advertising to multiple addresses via E-mail.

                                   ARTICLE VII
                              CONFIDENTIAL MANUALS

     7.1 In order to protect the reputation and goodwill of the Franchisor and the System and to maintain requisite operating standards under the Proprietary Marks, Franchisee shall conduct his Franchised Business in accordance with the provisions, standards, and procedures set forth in this Agreement and in the Manual. Franchisee shall remit a Manual lease fee of Five Hundred Dollars ($500) upon execution of this Agreement.

     7.2 Franchisee shall at all times treat the Manual, any other manuals created for or approved for use in the operation of the Franchised Business and the information contained therein as confidential, and shall use all reasonable efforts to maintain such information as secret and confidential. Franchisee shall not, at any time, without the Franchisor's prior written consent, copy, duplicate, record, or otherwise reproduce the foregoing materials, in whole or in part, nor otherwise make the same available to any unauthorized person.

     7.3 The Manual shall at all times remain the sole property of the Franchisor and shall be returned to the Franchisor immediately upon expiration, non-renewal or termination of this Agreement.

     7.4 The Franchisor may, from time to time, revise the contents of the Manual when it reasonably considers such revisions to be necessary to improve or maintain the standards of the System and Franchisee expressly agrees to comply with each new or changed standard, provided, however, that such revisions are made for all franchisees and are reasonable in nature. Any revisions to the contents of the Manual shall be deemed effective seven (7) days after the date of mailing such revisions to Franchisee, unless otherwise specified by the Franchisor.

     7.5 Franchisee acknowledges that the contents of the Manual and any revisions or modifications made thereto shall constitute provisions of this Agreement as if fully set forth herein.

     7.6 Franchisee shall at all times insure that his copy of the Manual is kept current and up to date, and in the event of any dispute as to the contents of the Manual, the terms of the master copy of the Manual maintained by the Franchisor at its home office shall be controlling.

                                  ARTICLE VIII
                            CONFIDENTIAL INFORMATION

     8.1 Franchisee shall not, during the term of this Agreement or at any time thereafter, communicate, divulge, or use for the benefit of any other person, persons, partnership, association or corporation any confidential information or know-how concerning the methods of operation of the Franchised Business hereunder which may be communicated to Franchisee, or of which Franchisee may become apprised, by virtue of the operation of the Conversion Center under this Agreement. Franchisee shall divulge such confidential information only to such of his employees who must have access to it in order to operate the Franchised Business. Any and all information, knowledge, and know-how, including technological developments, equipment, specifications, techniques, and other data which the Franchisor designates as confidential, shall be deemed confidential for purposes of this Agreement, except information which Franchisee can demonstrate came to his attention prior to disclosure thereof by the Franchisor; or which, at the time of disclosure by the Franchisor to Franchisee, had become a part of the public domain through publication or communication by others; or which, after disclosure to Franchisee by the Franchisor, becomes a part of the public domain through publication or communication by others.

     8.2 At Franchisor's request, Franchisee shall require any personnel having access to any confidential information provided by the Franchisor to execute an agreement containing covenants that they will maintain the confidentiality of information they received in connection with their employment by Franchisee at the Conversion Center. Such covenants shall be on a form provided by the Franchisor, and which will include, without limitation, specific identification of the Franchisor as a third party beneficiary of such covenants with the independent right to enforce them.

     8.3 Franchisee acknowledges that any failure to comply with the requirements of this Article VIII will cause the Franchisor irreparable injury, and Franchisee agrees to pay all court costs and reasonable attorneys' fees incurred by the Franchisor when Franchisor seeks to obtain specific performance of or an injunction against violation of the requirements of this Article VIII.

                                   ARTICLE IX
                            ADVERTISING AND PROMOTION

     9.1 Recognizing the value of uniform advertising to the goodwill and public image of all "DCAP INSURANCE" Centers, the Franchisor maintains and administers an advertising program ("Advertising Program"). The Franchisee shall contribute to the Advertising Program on a monthly basis, simultaneous with the payment of the Continuing Monthly Service Fee required to be paid pursuant to Section 4.1 of this Agreement, a sum equal to between Three Hundred Dollars ($300) and Three Thousand Five Hundred Dollars ($3,500). Such payments shall be for such advertising including, but not limited to, local Yellow Pages, radio, television, and any other media, including electronic commerce, or publications that other franchisees or Centers appear in, and such public relations programs as the Franchisor, in its sole discretion, may deem necessary or appropriate to advertise or promote "DCAP INSURANCE" Centers.

     9.2 Franchisee agrees that Franchisor shall maintain and administer the Advertising Program for the System subject to the following conditions:

          A. Franchisor shall direct all advertising and promotional programs with sole and absolute discretion over form, content, time and medium, creative concepts, materials and media used in such programs and the placement and allocation thereof;

          B. Franchisor shall determine the best method to maximize public recognition and acceptance of the System;

          C. Franchisor undertakes no obligation in developing, implementing or administering the Advertising Program to make expenditures for Franchisee which are equivalent or proportionate to his contribution, or to ensure that any particular franchisee benefits directly or pro rata from the placement of advertising; and

          D. Franchisee agrees that the Advertising Program may be used to meet any and all costs of preparing advertising materials including, without limitation, the cost or preparing and conducting television, radio, billboard, electronic commerce, magazine and newspaper advertising campaigns and other public relations and media programs and activities; and employing advertising agencies to assist therewith.

     9.3 All sums paid by Franchisee to the Advertising Program shall be maintained in a bank account segregated from the other funds of Franchisor and shall not be used to defray any of Franchisor's general operating expenses. An annual account of the Advertising Program shall be made available to Franchisee upon request.

     9.4 The form, content, time and medium for all advertising and promotional activities conducted pursuant to this Article shall be determined by Franchisor in its sole and absolute discretion, and Franchisee agrees to permit Franchisor to use its discretion in conducting all advertising.

     9.5 In addition to making the Advertising Program contributions required in this Agreement, Franchisee may, but is not required to, advertise locally, at Franchisee's expense. Franchisor must approve all contemplated advertisements prior to placement thereof.

     9.6 Prior to their use by Franchisee, samples of all local advertising and promotional materials not prepared or previously approved by the Franchisor shall be submitted to the Franchisor for approval, which shall not be unreasonably withheld. If written disapproval is not received by Franchisee within fifteen (15) days from the date of receipt by the Franchisor of such materials, the Franchisor shall be deemed to have given the required approval. Franchisee shall not use any advertising or promotional materials that the Franchisor has disapproved.

     9.7 Franchisee acknowledges that Franchisor is the owner of the telephone numbers 1-800-INCOMETAX, 1-800-INSURANCE and 1-800-222-2345. At Franchisor's sole and absolute discretion, Franchisee shall be required to utilize such numbers in the operation of his Center.

                                    ARTICLE X
                             ACCOUNTING AND RECORDS

     10.1 Each Conversion Franchisee shall maintain during the term of this Agreement and shall preserve for the time period specified in the Manual, full, complete, and accurate books, records, and accounts in accordance with the standard accounting system prescribed by the Franchisor in the Manual or otherwise in writing.

     10.2 Franchisee shall submit a weekly sales report which is generated from Franchisee's proprietary software program. This report shall be faxed to Franchisor on the Monday following the prior week's end.

     10.3 Conversion Franchisee shall submit to the Franchisor a copy of any and all federal and/or state sales or income tax returns applicable to the Conversion Center. Franchisee shall only be required to submit those federal and/or state sales or income tax returns attributable to that portion of his business that is devoted to the Conversion Center.

     10.4 Franchisee shall, at his expense, submit to the Franchisor within ninety (90) days of the end of each quarter during the term of this Agreement, on forms prescribed by the Franchisor, an unaudited financial statement for the preceding quarter, including both an income statement and balance sheet. Each financial statement shall be signed by Franchisee or by Franchisee's treasurer or chief financial officer, attesting that the statement is true and correct.

     10.5 Franchisee shall, at his expense, submit to the Franchisor within ninety (90) days of the end of each fiscal or calendar year of Franchisee during the term of this Agreement and any renewals thereof, a complete financial statement for the said fiscal or calendar year, including, but not limited to, both an income statement and a balance sheet prepared by an independent accountant, together with such other information in such form as the Franchisor may reasonably require.

     10.6 Franchisee shall also submit to the Franchisor current financial statements and such other forms, reports, records, information, and data as the Franchisor may reasonably designate, in the form and at the times and places reasonably required by the Franchisor, upon request and as specified from time to time in the Manual or otherwise in writing.

     10.7 The Franchisor or its designated agents shall have the right, at all reasonable times and without prior notice, to examine and copy, at its expense, any and all of the Franchisee's records and books of account.

                                   ARTICLE XI
                                    INSURANCE

     11.1 Franchisee shall, during the term of this Agreement or any extension thereof, at his sole cost and expense, make certain that the following types of insurance in the amounts specified and in the form hereinafter provided for are in place:

          A. Public Liability and Property Damage, General Public Liability Insurance, including Completed Operations Coverage, Fire, Errors and Omissions, Advertising Liability and Contractual Liability Insurance, covering the Franchised Business and Franchisee's use thereof against claims for personal injury or death and property damage occurring upon, in or about the Franchised Business. Such insurance shall afford protection to the limit of not less than Two Million Dollars ($2,000,000) in respect of injury or death to any number of persons arising out of any one (1) occurrence, and such insurance against property damage to afford protection to the limit of not less than One Hundred Twenty-Five Thousand Dollars ($125,000) in respect of any instance of property damage. The insurance coverage required under this paragraph shall, in addition, extend to any liability of the Franchisee arising out of the indemnities provided for in
     Section 17.3 hereof; and

          B. Tenant Improvements and Property Insurance covering all of the Franchisee's leasehold improvements, heating, ventilating and air conditioning equipment, trade fixtures, inventory and personal property from time to time in, on, or upon the Conversion Center, and any alterations, additions or changes made by Franchisee at any time in an amount not less than the full replacement cost from time to time during the term of this Agreement providing protection against perils included with the standard form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds from such insurance shall be held in trust by Franchisee for the repair, reconstruction, restoration or replacement of the property damaged or destroyed, unless the Franchisee's lease shall cease and terminate pursuant to the terms thereof. Franchisee shall also, during the term of this Agreement or any extension thereof, at his own cost and expense, keep in force Worker's Compensation Insurance to the full extent of statutory regulations.

     11.2 All such insurance shall name the Franchisor as an insured thereunder and shall be issued in form acceptable to Franchisor by insurance companies with general policyholder's rating of not less than "A" and a financial rating of "AAA" as rated in the most current available "Best's Insurance Reports" and qualified to do business in the state where Franchisee is located. Executed copies of policies of insurance and certificates thereof shall be delivered to Franchisor within thirty (30) days after the execution of this Agreement and thereafter within thirty (30) days prior to the expiration of each said policy. All such policies of insurance shall contain the provision that the company writing said policy shall give Franchisor at least thirty (30) days' notice in writing in advance of any cancellation or lapse, or the effective date of any reduction in the amount of insurance. In the event the Franchisee fails to comply with all insurance requirements herein, Franchisor may, but shall not be required to, obtain such insurance and keep in force, and Franchisee shall pay Franchisor, upon demand, the premium costs thereof. The failure to comply with these insurance requirements shall also constitute a default by the Franchisee under this Agreement.

                                   ARTICLE XII
                              TRANSFER OF INTEREST

     12.1 Transfer by the Franchisor

          A. The Franchisor shall have the right to transfer or assign all or any part of its right or obligations herein to any person or legal entity, provided such person or legal entity agrees to be bound by all of the terms and conditions set forth herein and agrees to assume same. The Franchisor will make a good faith effort to ascertain that its assignee possesses the economic resources to fulfill the Franchisor's obligations to its franchisees.

          B. Franchisee agrees and affirms that Franchisor may sell itself, its assets, its proprietary marks and/or its system to a third party; may go public; may engage in a private placement of some or all of its securities; may merge, acquire other corporations, or be acquired by another corporation; and/or may undertake a refinancing, recapitalization, leveraged buyout or other economic or financial restructuring. With regard to any of the above sales, assignments and dispositions, Franchisee expressly and specifically waives any claims, demands or damages arising from or related to the loss of Franchisor's name, proprietary marks (or any variation thereof) and system and/or the loss of association with or identification of "DCAP Insurance" as Franchisor under this Agreement. Franchisee specifically waives any and all other claims, demands or damages arising from or related to the foregoing merger, acquisition and other business combination activities including, without limitation, any claim of divided loyalty, breach of fiduciary duty, fraud, breach of contract or breach of the implied covenant of good faith and fair dealing.

     If Franchisor assigns its rights in this Agreement, nothing herein shall be deemed to require Franchisor to remain in the "DCAP Insurance" business or to offer or sell any products or services to Franchisee.

     12.2 Transfer by Franchisee

          A. Franchisee understands and acknowledges that the rights and duties set forth in this Agreement are personal to Franchisee, and that the Franchisor has granted this franchise in reliance on Franchisee's business skill, financial capacity and personal character. Accordingly, neither Franchisee or any immediate or remote successor to any part of Franchisee's interest in this franchise nor any individual, partnership, corporation or other legal entity which directly or indirectly controls Franchisee shall sell, assign, transfer, convey, give away, pledge, mortgage or otherwise encumber any interest in this franchise or in any legal entity which directly or indirectly owns this franchise without the prior written consent of the Franchisor, which consent shall be subject to the conditions precedent set forth below, but which will not be unreasonably withheld; provided, however, that the Franchisor's prior written consent shall not be required for a transfer of less than a five (5%) percent interest to a publicly held corporation or inter-family or intra-franchise transfers. A publicly held corporation is a corporation registered under the Securities Exchange Act of 1934. Any purported assignment or transfer by operation of law or otherwise not having the written consent of the Franchisor required by this
     Section 12.2.A., shall be null and void and shall constitute a material breach of this Agreement, for which the Franchisor may then terminate without opportunity to cure pursuant to Section 13.2 of this Agreement.

          B. The Franchisor shall not unreasonably withhold its consent to a transfer of any interest in Franchisee, this Agreement, or in the Franchised Business, subject to Franchisor's prior right of first refusal and except that the Franchisor may, in its sole discretion, require any or all of the following conditions precedent be met prior to its approval:

               1. All of Franchisee's monetary obligations to the Franchisor, its subsidiaries or affiliated companies and any other creditors or trade creditors, including, but not limited to, Franchisee's landlord, shall have been satisfied;

               2. Franchisee is not in default of any material provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between Franchisee, the Franchisor or Franchisee's landlord;

               3. The Franchisee shall have executed a general release under seal, in a form satisfactory to the Franchisor, of any and all claims against the Franchisor and its officers, directors, shareholders, agents and employees, in their corporate and individual capacities, including, without limitation, claims arising under federal, state and local laws, rules and ordinances, provided however, that all rights enjoyed by the Franchisee and any causes of action arising in his favor from the provisions of Article 33 of the GBL and the regulations issued thereunder shall remain in force; it being the intent of this proviso that the non- waiver provisions of the GBL Sections 687.4 and
          687.5 be satisfied;

               4. The transferee shall demonstrate to the Franchisor's reasonable satisfaction that it meets the Franchisor's then-current managerial and business standards for all new franchisees; possesses a good moral character, business reputation, and credit rating; has the aptitude and ability to conduct the Franchised Business herein (as may be evidenced by prior related business experience or otherwise); and has sufficient equity capital in the business to be acquired to result in a debt-to-equity ratio of one-to-one, or such other debt- to-equity ratio as may be reasonably determined by the Franchisor;

               5. At the Franchisor's option, the transferee shall either execute (and/or, upon the Franchisor's request, shall cause all interested parties to execute) for the unexpired term of this Agreement, the then-current standard form of Franchise Agreement and other ancillary agreements as the Franchisor may require for the operation of the Franchised Business, which agreements shall supersede this Agreement in all respects except that the terms of such agreement shall be substantially the same as the terms of this Agreement. However, the Franchisor shall have the right to increase the Continuing Monthly Service Fee and advertising fees to the amount then being paid by all new franchisees entering the System, or in the alternative the transferee shall assume in writing and agree to discharge all of Franchisee's obligations under this Agreement for the balance of the term, including but not limited to, the assumption of all personal guarantees made hereunder;

               6. At the transferee's expense, the transferee shall complete any training programs then in effect for all new franchisees entering the System;

               7. Franchisee shall remain liable for all of the obligations owed to the Franchisor in connection with the Franchised Business prior to the effective date of the transfer and shall execute any and all instruments reasonably requested by the Franchisor to evidence such liability;

               8. Except in the case of a transfer to a corporation formed solely for the convenience of ownership of the Franchised Business, a transfer fee equal to seventy-five percent (75%) of the then-current initial franchise fee, if the Franchisor elects not to exercise its right of first refusal, shall be paid by the transferee to the Franchisor to cover the Franchisor's administrative, training and other expenses incurred in connection with the transfer;

               9. The transferee shall furnish to the Franchisor a copy of the contract conveying the Franchised Business to the transferee prior to the closing and shall furnish an executed copy thereof following the closing;

               10. The actual transfer must be completed and closed within ninety (90) days following the execution of the contract of sale; if same is not so closed within said time period, then the Franchisor's right of first refusal and the right to approve and consent to such sale or assignment shall apply;

               11. The Franchisee acknowledges and agrees that each condition which must be met by the transferee is necessary to assure such transferee's full performance of the obligation under the Franchise Agreement; and

               12. Conversion Franchisee shall not have the right to transfer or sell his Franchised Business to a person who elects not to remain a System Franchisee.

          C. The transfer in the aggregate of more than fifty (50%) percent of the capital stock or voting power of any corporate franchisee or of more than fifty (50%) percent interest in a franchisee that does business as a general partnership, or of more than fifty (50%) percent of a general partner's interest in a franchisee that does business as a limited partnership, as such franchisees were originally constituted at the time of the execution of the Franchise Agreement, shall be deemed to be an assignment of the Franchise Agreement and of the Franchised Business. The transfer of the Franchisee's interest to his heirs, personal representatives or conservators, as applicable in the event of the death or legal incapacity of the Franchisee, shall not constitute an assignment requiring the Franchisor's consent, as hereinabove provided, and therefore does not give rise to the Franchisor's right of first refusal, provided however, that the heirs, personal representative or conservators, as applicable, meet the Franchisor's standard for new franchisees, agree to be bound by the terms and conditions of the Franchise Agreement then in effect between Franchisor and Franchisee, and execute in writing a consent to be so bound, and provided further that within ninety (90) days after the death of the Franchisee (or the death of a principal shareholder of Franchisee if Franchisee is a corporation) a person designated by Franchisee's heirs, legatees, personal representative or conservator, as applicable, shall have satisfactorily completed Franchisor's then- current training requirements. If at the time of such death Franchisee has employed a manager who has satisfactorily completed such training, such manager shall be deemed to have satisfied such training requirements.

          D. Franchisee acknowledges and agrees that each condition which must be met by the transferee is reasonable in nature and are necessary to assure such transferee's full performance of the obligations hereunder and to assure conformity within the System.

     12.3 Corporate Franchisee

     In the event Franchisee, who is an individual, wishes to form a corporation after this Agreement is executed solely for the convenience of ownership of the Franchised Business, and not to avoid personal liability under the terms hereof, then the following conditions must be complied with:

          A. Franchisee's newly formed corporation shall be organized and duly formed and its charter shall at all times provide that its activities are confined exclusively to the operation of the Franchised Business herein.

          B. Copies of Franchisee's Articles of Incorporation, bylaws, and other governing documents, and any amendments thereto, including the resolutions of the Board of Directors authorizing entry into this Agreement, shall be promptly delivered to the Franchisor.

          C. Franchisee shall maintain stop-transfer instructions against the transfer on its records of any equity securities; and each stock certificate of Franchisee shall have conspicuously endorsed upon its face a statement, in a form satisfactory to the Franchisor, that it is held subject to, and that further transfer or assignment thereof is subject to, all restrictions on assignments imposed by this Agreement; provided, however, that the requirements of this Section 12.3 C. shall not apply if the Franchisee's corporation is publicly held.

          D. Franchisee shall maintain a current list of all owners of record and all beneficial owners of any class of voting stock of Franchisee and shall furnish the list to the Franchisor upon request. In the event that the Franchisee is an individual who is transferring this Franchise to a corporation solely for the convenience of ownership, said Franchisee shall at all times own at least fifty-one (51%) percent of equity and voting stock in such corporation.

          E. All shareholders of Franchisee shall jointly and severally personally guarantee Franchisee's obligations and performance hereunder and shall bind themselves to the terms of this Agreement by executing a Transfer of Franchise to a Corporation form because the Franchisee is an individual who is then forming the corporation solely for the convenience of ownership, provided, however, that the requirements of this Section 12.3
     E. shall not apply if Franchisee's corporation is publicly held.

          F. In no event shall the transfer of the Franchise to a corporation by the individual Franchisee relieve himself from personal liability under any or all of the terms and conditions of this Agreement.

     12.4 The Franchisor's Right of First Refusal

          A. The Franchisor shall have the right of first refusal on any sale, transfer or assignment of the Franchisee's interest in the ownership of the Franchise or the assets of the Franchised Business. In the event such a sale, transfer or assignment is desired by the Franchisee, the Franchisee shall present to the Franchisor a written bona fide contract, signed and dated by the Franchisee and the prospective purchaser or assignee, prior to any such sale, transfer or assignment. The exercise of such right of first refusal by the Franchisor shall be on the same terms, price and conditions as offered by any bona fide third party to the Franchisee, as stated in said contract. The Franchisor shall have thirty (30) days from the receipt of said contract to exercise its right of first refusal by serving written notice of such intent to the Franchisee. In the event of such exercise, the sale, transfer or assignment by the Franchisee to the Franchisor shall take place pursuant to terms and conditions as stated in the contract which the Franchisee had presented to the Franchisor, except that the closing thereon shall take place at such location as Franchisor may select. In the event Franchisor elects not to exercise its right of refusal, the Franchisee then may enter into a contractual agreement with an interested third party. The Franchisor shall then have the right to review said contract in order to guaranty its compliance with the requirements detailed below.

          B. Any proposed contract of sale presented by the Franchisee to the Franchisor for its review must contain provisions requiring the prospective franchisee to assume and abide by all the terms, provisions and obligations of this Agreement and that the Franchisee's lease must also specifically note the Franchisor's right of first refusal and right to consent to such sale or assignment before any such sale or assignment may take place.

          C. In the event that a proposed transfer is between any two (2) individuals or entities holding any interest in Franchisee as of the date of this Agreement, or in the event that the proposed transferee is the spouse, son, daughter, or heir of any individual who seeks to transfer any interest in Franchisee, the Franchisor shall not have any right of first refusal as provided in this Section 12.4.

          D. The aforesaid right of first refusal shall not apply to a transfer to a non-franchised purchaser.

     12.5 Transfer Upon Death or Mental Incapacity

     Upon the death or mental incapacity of any person with an interest in this Franchise or in Franchisee, the executor, administrator, or personal representative of such person shall transfer his interest to a third party to be approved by the Franchisor within one (1) year after such death or mental incapacity, provided, however, that during such transition period the Conversion Center must continue to be operated normally. The sole exception hereunder shall be the transfer, pursuant to a bona fide buy-sell agreement, to the surviving shareholder of the Franchisee, if same is a corporation, or the surviving spouse or surviving children of the Franchisee. Such transfers, except for the aforementioned exceptions, shall be subject to the same conditions as any inter vivos transfer, i.e., as set forth in Section 12.2 hereof. If the interest is not disposed of within said one (1) year, the Franchisor shall have the option to repurchase the franchise under Section 12.4 hereof for the fair market value thereof as determined by an independent appraiser selected by Franchisor and Franchisee's representative or Franchisor may, at its option, terminate this Agreement without further notice.

     12.6 Non-Waiver of Claims

     The Franchisor's consent to a transfer of any interest in the Franchise granted herein shall not constitute a waiver of any claims it may have against the transferring party, nor shall it be deemed a waiver of the Franchisor's right to demand exact compliance with any of the terms of this Agreement by the transferee.

     12.7 Step-In Rights

     The parties want to prevent any interruption of the Franchise that would cause harm to the Franchise and to Franchisor's System and lessen their value. Therefore, Franchisee authorizes

Franchisor to step in to operate the Center for as long as Franchisor believes necessary and practical in its exclusive judgment. Franchisor may do so without waiving any other rights or remedies that Franchisor may have. Cause for interruption may include Franchisor's reasonable determination that: Franchisee is incapable of operating the Center; Franchisee is absent or incapacitated because of illness or death; Franchisee has failed to pay when due any taxes or assessments against the Center or property used in the Center; Franchisee has failed to pay when due any liens or encumbrances placed upon or against
Franchisee's business property; or Franchisor decides that significant operational problems require Franchisor to operate the Center for a time.

     All revenue from Franchisor's operation of the Center will be for Franchisee's exclusive account. Franchisor will pay from that revenue all expenses, debts and liabilities it incurs during its operation of the Center. This will include Franchisor's personnel and administrative costs, plus fifteen percent (15%) to cover its overhead expenses. In addition, Franchisor will have the option, but not the obligation, to pay for Franchisee any claims owed by Franchisee to any creditor or employee of the Center. Franchisee will reimburse Franchisor upon demand, including at the rate set forth above for overdue amounts.

     Franchisor will keep in a separate account all revenue generated by the operation of the Center, less the expenses of operation.

     Franchisor shall have no obligation to retain any employee of the Center, nor to honor any contractual employment commitments Franchisee previously made. If Franchisor elects to retain any employee, employment will be pursuant to a new employment agreement between Franchisor and the employee. Employment will commence on the first business day on which Franchisor carries on business through the Center. Any claim by an employee for unpaid salary, vacation pay, or other benefits will be Franchisee's responsibility.

     Upon Franchisor's exercise of these Step-In Rights, Franchisee agrees to hold Franchisor harmless for all acts, omissions, damages, or liabilities arising during operation.

     Franchisor's operation of the Center will not operate as an assignment to Franchisor of any lease or sublease of franchise property. Franchisor will have no responsibility for payment of any rent or other charges owing on any lease for franchise property, except as the charges relate to the period of Franchisor's operation of the Center.

     Franchisee agrees to pay Franchisor's reasonable legal and accounting fees and costs it incurs because of its exercise of these Step-In Rights.

                                  ARTICLE XIII
                             DEFAULT AND TERMINATION

     13.1 Franchisee shall be deemed to be in default under this Agreement and all rights granted herein shall, upon sixty (60) days' written notice to Franchisee, terminate if Franchisee shall become insolvent or make a general assignment for the benefit of creditors, or if a petition in bankruptcy is filed by Franchisee or such a petition is filed against Franchisee and not opposed by Franchisee, or if Franchisee is adjudicated a bankrupt or insolvent, or if Franchisee has in good faith initiated a cure of the default within the notice period and such default cannot be completely cured during the cure period because of factors reasonably beyond the exclusive control of Franchisee, in which event Franchisor, by written notice, shall permit Franchisee a reasonable opportunity to diligently effect a complete and satisfactory cure, or if a bill in equity or other proceeding for the appointment of a receiver or consent to by Franchisee, or if a receiver or other custodian (permanent or temporary) of Franchisee's assets or property, or any part thereof, is appointed by any court of competent jurisdiction. This provision shall be subject to the Bankruptcy Code of 1978.

     13.2 Except as provided in Section 13.1 of this Agreement, Franchisee shall have thirty (30) days after the mailing by the Franchisor of a written Notice of Termination within which to remedy any default hereunder and to provide evidence thereof to the Franchisor. If any such default is not cured within that time, or such longer period as applicable law may require, or if Franchisee has in good faith initiated a cure of the default within the notice period and such default cannot be completely cured during the cure period because of factors reasonably beyond the exclusive control of Franchisee, in which event Franchisor, by written notice, shall permit Franchisee a reasonable opportunity to diligently effect a complete and satisfactory cure, this Agreement shall terminate without further notice to Franchisee, effective immediately upon the expiration of the thirty (30) day period or such longer period as applicable law may require. Franchisee shall be in default hereunder for any failure to substantially comply with the terms of this Agreement in good faith. Such defaults shall include, without limitation, the occurrence of any of the following events:

          A. If Franchisee fails to commence business as a "DCAP INSURANCE" Conversion Franchisee immediately upon conversion of his office to a "DCAP INSURANCE" Center;

          B. If Franchisee ceases to operate the Franchised Business as provided for in Franchisee's lease for the premises or otherwise abandons the Franchised Business or forfeits the legal right to do or transact business in the jurisdiction where the Franchised Business is located for a period of five (5) consecutive days, without Franchisor's prior written consent, except where same is due to fire, serious illness, family death or other acts of God;

          C. If Franchisee is convicted of a felony, a crime involving moral turpitude, consumer fraud, or any other crime or offense that the Franchisor reasonably believes would have a material adverse effect on the System, the Proprietary Marks, the goodwill associated therewith, or the Franchisor's interest therein;

          D. If Franchisee purports to transfer any rights or obligations under this Agreement to any third party without the Franchisor's prior written consent, contrary to the terms of Article XII hereof;

          E. If Franchisee fails to maintain and operate the Franchised Business in accordance with the specifications, standards and policies prescribed by the Franchisor in this Agreement or in the Manual;

          F. If Franchisee misuses or makes any unauthorized use of the Proprietary Marks or any other identifying characteristic of the System, or otherwise materially impairs the goodwill associated therewith or the Franchisor's rights therein;

          G. If Franchisee fails to comply with the in-term covenants in Section
     15.2 hereof or fails to use his best efforts to obtain execution of covenants as required under Section 15.9 hereof;

          H. If Franchisee discloses or divulges the contents of the Manual or other trade secret or confidential information provided Franchisee by the Franchisor, contrary to the terms of Articles VII and VIII hereof;

          I. If Franchisee commits an act of default under this Section 13.2 whether or not cured after notice has been provided four (4) times in any twelve (12) month period;

          J. If Franchisee fails to complete his pre-Conversion training program to the reasonable satisfaction of the Franchisor;

          K. If Franchisee fails to comply with the provisions of Articles IV, V, VI, IX and XVI hereof;

          L. If Franchisee fails, refuses, or neglects to promptly pay any amount owed to the Franchisor or to any vendor, trade creditor or affiliate of Franchisor on the date it is due;

          M. If the Franchisee fails to cooperate with inspections by Franchisor as authorized by this Agreement;

          N. If the Franchisee commits any act or omission which constitutes a default pursuant to the terms and conditions of Franchisee's lease and Franchisee fails to cure such default in accordance with the terms of said lease;

          O. If Franchisee fails, refuses, or neglects to submit to the Franchisor any financial or other information required under this Agreement on the date it is due;

          P. If Franchisee, directly or indirectly, commences or conducts any business operation, or markets any product, device or service under any name or proprietary marks which, in the Franchisor's sole opinion, is confusingly similar to the Proprietary Marks;

          Q. Except as provided in Section 13.2 D. hereof, if Franchisee fails, refuses or neglects to obtain the Franchisor's prior written approval or consent as required by this Agreement; or

          R. Has his insurance agent's broker's license revoked or suspended for any reason.

     13.3 Franchisee shall have the right to terminate this Agreement, with or without cause, upon ninety (90) days' prior written notice to Franchisor. However, upon receipt of such notice, Franchisor shall have the right to accelerate this ninety (90) day period and make the termination effective within twenty-four (24) hours following receipt of the ninety (90) day termination notice. In addition, Franchisor shall maintain the right to resell Franchisee's Primary Area of Responsibility following the termination of this Agreement.

                                   ARTICLE XIV
                          FRANCHISEE'S OBLIGATIONS UPON

                     TERMINATION, NON-RENEWAL OR EXPIRATION

     Upon termination, non-renewal or expiration of this Agreement, all rights granted hereunder to Franchisee shall forthwith terminate and:

     14.1 Franchisee shall immediately cease to operate the Franchised Business under this Agreement as a "DCAP INSURANCE" Agency, and shall not thereafter, directly or indirectly, represent himself to the public or hold himself out as a present or former franchisee of the Franchisor.

     14.2 Franchisee shall immediately and permanently cease to use, by advertising or in any manner whatsoever, any confidential methods, procedures, and techniques associated with the System; the service mark and trade name "DCAP INSURANCE" or any other Proprietary Marks and distinctive forms, slogans, signs, symbols, logos, copyrighted materials or devices associated with the System. In particular, Franchisee shall cease to use, without limitation, all signs, advertising materials, stationery, forms, and any other articles which display the Proprietary Marks.

     14.3 Franchisee shall immediately cease to use any "DCAP INSURANCE" telephone numbers, post office box, and any other business listing used by Franchisee in the Franchised Business, and the Assignment of Telephone Numbers which Franchisor was holding in escrow and which is now deemed released therefrom shall be deemed effective in order to accomplish the foregoing results. Franchisee shall execute such documents and do such other acts as may be necessary to permit the Franchisor or its designee, at the Franchisor's option, to assume the "DCAP INSURANCE" telephone number and listing, receive mail, and otherwise commence operations under the System and Proprietary Marks immediately at the location of the Conversion Center.

     14.4 Franchisee shall make such modifications or alterations to the premises (including, without limitation, obtaining a new telephone number, de-identifying the premises and removing the "DCAP INSURANCE" logo and signage therefrom and removing all interior modifications which create the Conversion Center's identity) immediately upon termination, non-renewal or expiration of this Agreement as may be necessary to prevent the operation of any business therein by himself or others in derogation of this Article XIV, and Franchisee shall make such specific additional changes thereto as the Franchisor may reasonably request for that purpose. In the event Franchisee fails or refuses to comply with the requirements of this Section 14.4, the Franchisor shall have the right, subject to local law, to enter upon the premises where Franchisee's Franchised Business was conducted without being guilty of trespass or any other tort, and without being guilty for any resulting damages, for the purpose of making or causing to be made such changes as may be required at the expense of the Franchisee, which expense Franchisee agrees to pay upon demand.

     14.5 Franchisee agrees not to use any reproduction, counterfeit, copy, or colorable imitation of the Proprietary Marks, either in connection with such other business or in the promotion thereof, which is likely to cause confusion, mistake or deception, or which is likely to dilute the Franchisor's exclusive rights in and to the "DCAP INSURANCE" name and the Proprietary Marks, and further agrees not to utilize any designation of origin or description or representation which falsely suggests or represents an association or connection with the Franchisor.

     14.6 Franchisee shall pay, within fifteen (15) days after termination, non-renewal or expiration, all sums of money owing to the Franchisor and/or Franchisor's affiliates or subsidiaries. In the event of termination caused by the default of the Franchisee, such sums shall include all damages, costs, and expenses, including reasonable attorneys' fees, incurred by the Franchisor as a result of the default and the termination and/or, upon Franchisor obtaining injunctive or other relief, for the enforcement of the provisions of this
Article XIV.

     14.7 Franchisee shall immediately turn over to the Franchisor the Manual, proprietary software, records, files, instructions, correspondence and brochures, and any and all other materials related to the operation of the Conversion Center which are in Franchisee's possession, custody, or control, and all copies thereof (all of which are acknowledged to be the Franchisor's property), and shall retain no copy or record of the foregoing except Franchisee's copy of this Agreement and any correspondence between the parties and any other documents which Franchisee reasonably needs for compliance with any provision of applicable law.

     14.8 The Franchisor shall have the right, but not the duty, to be exercised by notice of intent to do so within thirty (30) days after termination, non-renewal or expiration to purchase for cash, if cash was paid, any supplies, signs, advertising materials, and any items bearing the Franchisor's Proprietary Marks at fair market value or cost, whichever is less (less the amount of any outstanding sums owed, liens or encumbrances). If the parties cannot agree on fair market value within a reasonable time, an independent appraiser shall be designated by the parties, and his determination shall be binding. If the parties cannot agree upon any appraiser, each will select one (1) of his choice with a third to be selected by the American Arbitration Association. Their decision on value shall be binding upon both parties. If the Franchisor elects to exercise any option to purchase as provided herein, it shall have the right to set off all amounts due from Franchisee and the cost of the appraisal, if any, against any payment therefor.

     14.9 Franchisee shall comply with all provisions of this Agreement which explicitly or implicitly concern Franchisee's obligations after termination, including, without limitation, the covenants contained in Article XV of this Agreement.

                                   ARTICLE XV
                                    COVENANTS

     15.1 Franchisee covenants that during the term of this Agreement Franchisee shall devote his full time, energy, and best efforts to the management and operation of the Franchised Business hereunder.

     15.2 Franchisee specifically acknowledges that, pursuant to this Agreement, Franchisee shall receive valuable training and confidential information, including, without limitation, promotional, operational, sales, and marketing methods and techniques of the Franchisor and the System. Franchisee covenants that during the term of this Agreement, except as otherwise approved in writing by the Franchisor, Franchisee shall not, either directly or indirectly, for himself or through, on behalf of, or in conjunction with any person, persons, or legal entity:

          A. Divert or attempt to divert any business or customer of the Franchised Business hereunder to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Proprietary Marks and the System.

          B. Employ or seek to employ any person who is at that time employed by the Franchisor or by any other franchisee of the Franchisor, or otherwise directly or indirectly induce or seek to induce such person to leave his or her employment.

          C. Own, maintain, advise, help, invest in, make loans to, be employed by, engage in, or have any interest in any business (excluding any business operated by Franchisee prior to entry into this Agreement) specializing, in whole or in part, in the activities conducted by the Franchisee, and any other type of service which Franchisee may be authorized to render hereunder.

     15.3 Franchisee covenants that, except as otherwise approved in writing by the Franchisor, Franchisee shall not, for a continuous uninterrupted period commencing upon the expiration or termination of this Agreement, regardless of the cause for termination, or upon transfer of this Agreement or the Franchised Business pursuant to Article 12.2 hereof, and continuing for two (2) years thereafter (and, in case of any violation of this covenant, for two (2) years after the violation ceases), either directly or indirectly, for himself or through, on behalf of, or in conjunction with any person, persons, partnership, or corporation, own, maintain, advise, help, invest in, make loans to, be employed by, engage in, or have any interest in a retail insurance agency business which is located:

          A. Within the Franchisee's Primary Area of Responsibility; or

          B. Within a radius of twenty-five (25) miles of the Primary Area of Responsibility.

     15.4 Subsection 15.2 C. and 15.3 of this Article XV shall not apply to ownership by Franchisee of less than a five (5%) percent beneficial interest in the outstanding equity securities of any corporation which is registered under the Securities Exchange Act of 1934.

     15.5 The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Article XV is held unreasonable or unenforceable by a court or agency having valid jurisdiction in any unappealed final decision to which the Franchisor is a party, Franchisee expressly agrees to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law as if the resulting covenant were separately stated in and made part of this Article XV.

     15.6 Franchisee understands and acknowledges that the Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Section 15.2 of this Agreement, or any portion thereof, without Franchisee's written consent, effective immediately upon receipt by Franchisee of written notice thereof. Franchisee agrees that he shall comply forthwith with any covenant as so modified, which will be fully enforceable notwithstanding the provisions of Article XX hereof.

     15.7 Franchisee expressly agrees that the existence of any claim that he may have against the Franchisor, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by the Franchisor of the covenants in this Article XV.

     15.8 Franchisee acknowledges that any failure to comply with the requirements of this Article XV would cause the Franchisor irreparable injury for which no adequate remedy at law may be available, and Franchisee hereby accordingly consents to the application for an injunction prohibiting any conduct by Franchisee in violation of the terms of this Article XV. The Franchisor may further avail itself of any other legal or equitable rights and remedies which it may have under this Agreement, statute, common law or otherwise.

     15.9 At the Franchisor's request, Franchisee shall require and obtain execution of covenants similar to those set forth in this Article XV (including covenants applicable upon the termination of a person's relationship with Franchisee) from any or all of the following persons:

          A. Any key persons employed by Franchisee who have received training from Franchisor;

          B. All officers, directors and holders of a beneficial interest of five (5%) percent or more of the securities of Franchisee, and of any corporation directly or indirectly controlling Franchisee, if Franchisee is a corporation;

          C. The general partners and any limited partners including any corporation, and the officers, directors, and holders of a beneficial interest of five (5%) percent or more of the securities of any corporation which controls, directly or indirectly, any general or limited partner, if Franchisee is a partnership; and

          D. Each  covenant  to be  required  to be  executed  pursuant  to this
     Section 15.9 shall be on a form supplied by the Franchisor, including, without limitation, specific identification of the Franchisor as a third party beneficiary of such covenants with the independent right to enforce them. Failure by Franchisee to obtain execution of a covenant required by this Section 15.9 shall constitute a default under Section 13.2 G. hereof.

                                   ARTICLE XVI
                         TAXES, PERMITS AND INDEBTEDNESS

     16.1 Franchisee shall promptly pay, when due, all taxes levied or assessed, including, without limitation, federal, state and local unemployment and sales taxes, and all accounts and other indebtedness of every kind to public and private entities incurred by Franchisee in the conduct of the Franchised Business under this Agreement.

     16.2 In the event of any bona fide dispute as to liability for taxes assessed or other indebtedness, such dispute shall be determined in accordance with procedures of the taxing authority or applicable law; however, in no event shall Franchisee permit a tax sale or seizure by levy of execution or similar writ or warrant, or attachment by a creditor to occur against the premises of the Franchised Business or any improvements thereon.

     16.3 Franchisee shall, at Franchisee's own cost and expense, comply with all federal, state and local laws, rules, and regulations, and shall timely obtain, and shall keep in force as required throughout the term of this Agreement, all certificates and licenses necessary for the full and proper conduct of the Franchised Business hereunder, including, but not limited to, any building and other required construction permits, franchises to do business, insurance broker's license, fictitious name registrations, sales tax permits, and fire clearances.

     16.4 Franchisee shall notify the Franchisor, in writing, within five (5) days following the commencement of any action, suit, or proceeding against Franchisee, and of the issuance of any inquiry, subpoena, order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality, arising out of, concerning, or which may affect the operation or financial condition of the Franchised Business other than civil proceedings against customers to collect monies owed, but including, without limitation, any criminal action or proceeding brought by Franchisee against employees, customers, or other persons.

                                  ARTICLE XVII
                   INDEPENDENT CONTRACTOR AND INDEMNIFICATION

     17.1 It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that Franchisee shall at all times be an independent contractor, and that nothing in this Agreement is intended to constitute either party as an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.

     17.2 During the term of this Agreement and any extension hereof, Franchisee shall hold himself out to the public as an independent contractor operating the business pursuant to a franchise granted by the Franchisor. Franchisee shall take such affirmative action as may be necessary to indicate same, including, without limitation, exhibiting a notice of that fact in a conspicuous place within the franchised premises, the content of which the Franchisor reserves the right to specify.

     17.3 It is understood and agreed that nothing in this Agreement authorizes Franchisee to make any contract, agreement, warranty, or representation on the
Franchisor's   behalf,  or  to  incur  any  debt  or
other obligation in the Franchisor's name and that the Franchisor shall in no event assume liability for, or be deemed liable hereunder as a result of, any such action, or by reason of any act or omission of Franchisee in the operation of the Franchised Business, or any claim or judgment arising therefrom against the Franchisor, and Franchisee shall indemnify and hold the Franchisor and its officers, directors, shareholders, and employees harmless against any and all claims arising directly or indirectly from, as a result of, or in connection with Franchisee's operation of the Franchised Business, provided they arise out of the Franchisee's negligence, breach of contract or other civil wrong, as well as the costs, including reasonable attorneys' fees, incurred in defending against them, provided said acts do not arise from the Franchisor's negligence or the commission of a civil wrong by the Franchisor, or which result from the actions brought by third parties for infringement with respect to use of the Proprietary Marks, provided such infringement actions are caused solely by the Franchisor.

                                  ARTICLE XVIII
                              APPROVALS AND WAIVERS

     18.1 Whenever this Agreement requires the prior approval or consent of the Franchisor, Franchisee shall make a timely written request to the Franchisor therefor, and such approval or consent shall be obtained in writing.

     18.2 The Franchisor makes no warranties or guarantees upon which Franchisee may rely, and assumes no liability or obligation to Franchisee by providing any waiver, approval, consent, or suggestion to Franchisee in connection with this Agreement, or by reason of any neglect, delay, or denial of any request therefor.

     18.3 No failure of the Franchisor to exercise any power reserved to it by this Agreement or to insist upon strict compliance by Franchisee with any obligation or condition hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of the Franchisor's right to demand exact compliance with any of the terms and covenants contained herein. Waiver by the Franchisor of any particular default by Franchisee shall not affect or impair the Franchisor's rights with respect to any subsequent default of the same, similar, or different nature; nor shall any delay, forbearance, or omission of the Franchisor to exercise any power or right arising out of any breach or default by Franchisee of any of the terms, provisions or covenants hereof affect or impair the Franchisor's right to exercise the same; nor shall such constitute a waiver by the Franchisor of any right hereunder, or the right to declare any subsequent breach or default and to terminate this franchise prior to the expiration of its term. Subsequent acceptance by the Franchisor for any payments due it hereunder shall not be deemed to be a waiver by the Franchisor of any preceding breach by Franchisee of any terms, covenants, or conditions of this Agreement.

     18.4 The Franchisor shall not, by virtue of any approvals, advice, or services provided to Franchisee, assume responsibility or liability to Franchisee or to any third parties to which the Franchisor would not otherwise be subject.

                                   ARTICLE XIX
                               RISK OF OPERATIONS

     FRANCHISEE RECOGNIZES THAT THERE ARE MANY UNCERTAINTIES WITH RESPECT TO THE ESTABLISHMENT AND OPERATION OF THE FRANCHISED BUSINESS. THEREFORE, FRANCHISEE AGREES AND ACKNOWLEDGES THAT, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, NO REPRESENTATIONS, WARRANTIES, GUARANTEES OR AGREEMENTS HAVE BEEN MADE TO FRANCHISEE, EITHER BY FRANCHISOR OR BY ANYONE ACTING ON ITS BEHALF OR PURPORTING

TO REPRESENT IT, INCLUDING, BUT NOT LIMITED TO, THE PROSPECTS FOR SUCCESSFUL OPERATIONS, THE LEVEL OF BUSINESS OR PROFITS THAT FRANCHISEE MIGHT FREASONABLY EXPECT, THE DESIRABILITY, PROFITABILITY OR EXPECTED CLIENT COUNT OF THE CONVERSION CENTER FRANCHISED HEREBY, WHETHER OR NOT FRANCHISOR ASSISTED FRANCHISEE IN THE SELECTION OF THE LOCATION OF THE CONVERSION CENTER. FRANCHISEE HEREBY ACKNOWLEDGES THAT ALL SUCH FACTORS ARE NECESSARILY DEPENDENT UPON VARIABLES WHICH ARE BEYOND FRANCHISOR'S CONTROL, INCLUDING, WITHOUT LIMITATION, THE ABILITY, MOTIVATION, AMOUNT AND QUALITY OF EFFORT EXPENDED BY FRANCHISEE, AND THEREFORE FRANCHISEE RELEASES FRANCHISOR AND ITS OFFICERS, DIRECTORS, AFFILIATES, SHAREHOLDERS AND AGENTS FROM ANY AND ALL CLAIMS, SUITS AND LIABILITY RELATING TO THE OPERATION OF FRANCHISEE'S CONVERSION CENTER INCLUDING, BUT NOT LIMITED TO, THE RESULTS OF ITS OPERATION, EXCEPT TO THE EXTENT THAT THE SAME IS PREDICATED UPON THE BREACH OF A SPECIFIC WRITTEN OBLIGATION OF FRANCHISOR CONTAINED IN THIS AGREEMENT AND PROVIDED, HOWEVER, THAT ALL RIGHTS ENJOYED BY THE FRANCHISEE AND ANY CAUSE OF ACTION ARISING IN HIS FAVOR FROM THE PROVISIONS OF ARTICLE 33 OF THE GBL AND THE REGULATIONS ISSUED THEREUNDER SHALL REMAIN IN FORCE; IT BEING THE INTENT OF THIS PROVISION THAT THE NON-WAIVER PROVISIONS OF GBL SECTIONS 687.4 AND 687.5 BE SATISFIED.

                                   ARTICLE XX
                                  FORCE MAJEURE

     Neither party shall be responsible to the other for non-performance or delay in performance occasioned by and causes beyond their respective controls including, without limiting the generality of the foregoing, acts or omissions of the other party, acts of civil or military authority, strikes, lockouts, embargoes, insurrections or acts of God. If any such delay occurs, any applicable time period shall be automatically extended for a period equal to the time lost, provided that the party affected makes reasonable efforts to correct the reason for such delay and gives to the other party prompt notice of any such delay.

                                   ARTICLE XXI
                                     NOTICES

     Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by certified or registered mail, return receipt requested, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

NOTICES TO FRANCHISOR:                   DCAP MANAGEMENT CORP.
                                         2545 Hempstead Turnpike - Suite 100
                                         East Meadow, New York 11554-2147

COPY TO:                                 Harold L. Kestenbaum, P.C.
                                         585 Stewart Avenue - Suite 700
                                         Garden City, New York 11530

NOTICES TO FRANCHISEE:                   -----------------------------------

                                         -----------------------------------

                                         -----------------------------------

     Any notice by certified or registered mail shall be deemed to have been given at the date and time of mailing.

                                  ARTICLE XXII
                      REMEDIES CUMULATIVE; WAIVER; CONTENTS

     22.1 All rights and remedies of Franchisor and of Franchisee enumerated in this Agreement shall be cumulative and, except as specifically contemplated otherwise by this Agreement, none shall exclude any other right or remedy allowed at law or in equity and said rights or remedies may be exercised and enforced concurrently. No waiver by Franchisor or by Franchisee of any covenant or condition or the breach of any covenant or condition of this Agreement to be kept or performed by the other party shall constitute a waiver by the waiving party of any subsequent breach of such covenant or condition or authorize the breach or nonobservance on any other occasion of the same or any other covenant or condition of this Agreement. Subsequent acceptance by Franchisor of any payments due to it hereunder shall not be deemed to be a waiver by Franchisor of any preceding breach by Franchisee of any terms, covenants or conditions of this Agreement.

     22.2 Whenever this Agreement requires Franchisor's prior approval or consent, Franchisee shall make a timely written request to Franchisor therefor, and such approval must be obtained in writing. Franchisor will also consider granting, in its sole discretion, other reasonable requests individually submitted by Franchisee in writing for Franchisor's prior waiver of any obligation imposed by this Agreement. Franchisor makes no warranties or guarantees upon which Franchisee may rely, and assumes no liability or obligation to Franchisee by providing any waiver, approval, consent, or suggestion to Franchisee in connection with this Agreement, or by reason of any neglect, delay or denial of any request therefor. Any waiver granted by Franchisor shall be subject to Franchisor's continuing review, may subsequently be revoked for any reason, effective upon Franchisee's receipt of ten (10) days' prior written notice, and shall be without prejudice to any other rights Franchisor may have.

                                  ARTICLE XXIII
                             MODIFICATION OF SYSTEM

     Franchisee understands and agrees that the System must not remain static if it is to meet (without limitation) presently unforeseen changes in technology, competitive circumstances, demographics, populations, consumer trends, societal trends and other market place variables, and if it is to best serve the interests of Franchisor, Franchisee and all other franchisees. Accordingly, Franchisee expressly understands and agrees that Franchisor may from time to time change the components of the System including, but not limited to, altering the products, programs, services, methods, standards, forms, policies and procedures of that System; abandoning the System altogether in favor of another system in connection with a merger, acquisition, other business combination or for other reasons; adding to, deleting from or modifying those products, programs and services which Franchisee's Franchised Business is authorized and required to offer; modifying or substituting entirely the building, premises, equipment, signage, trade dress, decor, color schemes and uniform construction, design, appearance and operation attributes which Franchisee is required to observe hereunder; and changing, improving, modifying or substituting the Proprietary Marks. Franchisee expressly agrees to comply with any such modifications, changes, additions, deletions, substitutions and alterations, provided, however, that such changes shall not materially and unreasonably increase Franchisee's obligations hereunder. Franchisee shall accept, use and effectuate any such changes or modifications to, or substitution of, the System as if they were part of the System at the time that this agreement was executed.

     Except as provided herein, Franchisor shall not be liable to Franchisee for any expenses, losses or damages sustained by Franchisee as a result of any of the modifications contemplated hereby. Franchisee hereby covenants not to commence or join in any litigation or other proceeding against Franchisor or any third party complaining of any such modifications or seeking expenses, losses or damages caused thereby. Finally, Franchisee expressly waives any claims, demands or damages arising from or related to the foregoing activities including, without limitation, any claim of breach of contract, breach of fiduciary duty, fraud, and/or breach of the implied covenant of good faith and fair dealing.

                                  ARTICLE XXIV
                          SEVERABILITY AND CONSTRUCTION

     24.1 Each covenant and provision of this Agreement shall be construed as independent of any other covenant or provision of this Agreement. The provisions of this Agreement shall be deemed severable.

     24.2 If all or any portion of a covenant or provision of this Agreement is held unreasonable or unenforceable by a court or agency having valid jurisdiction in a decision to which the Franchisor is a party, Franchisee expressly agrees to be bound by any lesser covenant or provision imposing the maximum duty permitted by law which is subsumed within the terms of such covenant or provision as if the lesser covenant or provision were separately stated in and made a part of this Agreement.

     24.3 Nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than the Franchisor or Franchisee, and such of their respective successors and assigns as may be contemplated by
Article XII hereof, any rights or remedies under or by reason of this Agreement.

     24.4 All captions in the Agreement are intended solely for the convenience of the parties and none shall be deemed to affect the meaning or construction of any provisions hereof.

     24.5 All references herein to the masculine, neuter, or singular shall be construed to include the masculine, feminine, neuter, or plural, where applicable, and all acknowledgments, promises, covenants, agreements, and obligations herein made or undertaken by Franchisee shall be deemed jointly and severally undertaken by all those executing this Agreement on behalf of Franchisee.

                                   ARTICLE XXV
                            APPLICABLE LAW AND VENUE

     25.1 This Agreement takes effect upon its acceptance and execution by the Franchisor in New York and shall be interpreted and construed under the laws thereof, which laws shall prevail in the event of any conflict of law.

     25.2 No right or remedy conferred upon or reserved to the Franchisor or Franchisee by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

     25.3 Nothing herein contained shall bar the Franchisor's right to seek injunctive relief against threatened conduct that will cause it loss or damages under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

     25.4 Franchisee acknowledges that he has and will continue to develop a substantial and continuing relationship with Franchisor at its principal offices in the State of New York, where Franchisor's decision making authority is vested and franchise operations are conducted and supervised. Therefore, the parties herein irrevocably agree and consent that in any action or proceeding hereafter brought by either party to this Agreement, each will submit to the exclusive jurisdiction and venue of any local, state or federal court located in the State of New York, County of Nassau.

     25.5 The parties hereto agree to waive all rights either may have under the federal statute known as RICO.

     25.6 The parties hereby waive to the fullest extent permitted by law, any right to or claim for any punitive or exemplary damages against the other and agree that in the event of a dispute between them each shall be limited to the recovery of any actual damages sustained by it. The parties irrevocably waive trial by jury in any action, proceeding or counterclaim, whether at law or in equity, brought by either of them.

     25.7 In the event Franchisor is required to employ legal counsel or to incur other expense to enforce any obligation of Franchisee hereunder, or to defend against any claim, demand, action, or proceeding by reason of Franchisee's failure to perform any obligation imposed upon Franchisee by this Agreement, Franchisor shall be entitled to recover from Franchisee the amount of all reasonable attorneys' fees of such counsel and all other expenses incurred in enforcing such obligation or in defending against such claim, demand, action, or proceeding, whether incurred prior to or in preparation for or contemplation of the filing of such action or thereafter.

     25.8 Franchisee agrees that he will not, on grounds of the alleged nonperformance by Franchisor of any of its obligations hereunder, withhold payment of any advertising contributions or any other amounts due to Franchisor.

                                  ARTICLE XXVI
                                   ARBITRATION

     26.1 In the event any party is required to employ legal counsel or to incur other reasonable expenses to enforce any obligation of another party hereunder, or to defend against any claim, demand, action, or proceeding by reason of another party's failure to perform any obligation imposed upon such party by this Agreement, and provided that legal action is filed by or against the first party and such action or the settlement thereof establishes the other party's default hereunder, then the prevailing party shall be entitled to recover from the other party the amount of all reasonable attorneys' fees of such counsel and all other expenses reasonably incurred in enforcing such obligation or in defending against such claim, demand, action, or proceeding, whether incurred prior to or in preparation for or contemplation of the filing of such action or thereafter. Nothing contained in this Paragraph shall relate to arbitration proceedings pursuant to this Agreement.

     26.2 Except as otherwise specifically provided in this Agreement, the parties agree that all contract disputes that cannot be amicably settled shall be determined solely and exclusively by arbitration under the Federal Arbitration Act as amended and in accordance with the rules of the American Arbitration Association or any successor thereof. Arbitration shall take place at an appointed time and place in the State of New York, County of Nassau.

     26.3 Each party shall select one (1) arbitrator (who shall not be counsel for the party), and the two so designated shall select a third arbitrator. If either party shall fail to designate an arbitrator within seven (7) days after arbitration is requested, or if the two arbitrators shall fail to select a third arbitrator within fourteen (14) days after arbitration is requested, then an arbitrator shall be selected by the American Arbitration Association or any successor thereto upon application of either party. Judgment upon any award of the majority of the arbitrators shall be binding and shall be entered in a court of competent jurisdiction. The award of the arbitrators may grant any relief which might be granted by a court of general jurisdiction, including, without limitation, by reason of enumeration, award of damages (but excluding injunctive relief), and may, in the discretion of the arbitrators, assess in addition the costs of arbitration, including the reasonable fees of the arbitrators and reasonable attorneys' fees, against either or both parties in proportions as the arbitrators shall determine.

     26.4 Nothing herein contained shall bar the right of either party to seek and obtain temporary and permanent injunctive relief from a court of competent jurisdiction consistent with Article XXV hereof in accordance with applicable law against threatened conduct that will in all probability cause loss or damage to Franchisee or Franchisor.

     26.5 It is the intent of the parties that any arbitration between the Franchisee and Franchisor regarding a claim of Franchisee shall be of Franchisee's individual claim and that no such claim subject to arbitration shall be arbitrated on a class-wide basis.

     26.6 Franchisee shall not assert any claim or cause of action against Franchisor, its officers, directors, shareholders, employees or affiliates after one (1) year following the event giving rise to such claim or cause of action.

                                  ARTICLE XXVII
                                 ACKNOWLEDGMENTS

     27.1 FRANCHISEE ACKNOWLEDGES THAT HE HAS CONDUCTED AN INDEPENDENT INVESTIGATION OF THE BUSINESS FRANCHISED HEREUNDER, AND RECOGNIZES THAT THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT INVOLVES BUSINESS RISKS AND THAT ITS SUCCESS WILL BE LARGELY DEPENDENT UPON THE ABILITY OF FRANCHISEE AS AN INDEPENDENT BUSINESS PERSON. THE FRANCHISOR EXPRESSLY DISCLAIMS THE MAKING OF, AND FRANCHISEE ACKNOWLEDGES THAT HE HAS NOT RECEIVED, ANY WARRANTY OR GUARANTEE, EXPRESS OR IMPLIED, AS TO THE POTENTIAL VOLUME, PROFITS, OR SUCCESS OF THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT.

     27.2 FRANCHISEE ACKNOWLEDGES THAT HE HAS RECEIVED, READ, AND UNDERSTOOD THIS AGREEMENT, INCLUDING THE EXHIBITS HERETO; THAT THE FRANCHISOR HAS FULLY AND ADEQUATELY EXPLAINED THE PROVISIONS OF EACH TO FRANCHISEE'S SATISFACTION; AND THAT THE FRANCHISOR HAS ACCORDED FRANCHISEE AMPLE TIME AND OPPORTUNITY TO CONSULT WITH ADVISORS OF HIS OWN CHOOSING ABOUT THE POTENTIAL BENEFITS AND RISKS OF ENTERING INTO THIS AGREEMENT.

     27.3 FRANCHISEE ACKNOWLEDGES THAT HE HAS RECEIVED A COMPLETE COPY OF THIS AGREEMENT, THE EXHIBITS REFERRED TO HEREIN AND AGREEMENTS RELATING HERETO, IF ANY, AT LEAST FIVE (5) BUSINESS DAYS PRIOR TO THE DATE ON WHICH THIS AGREEMENT
WAS  EXECUTED.   FRANCHISEE  FURTHER  ACKNOWLEDGES

THAT HE HAS RECEIVED THE DISCLOSURE DOCUMENT REQUIRED BY THE TRADE REGULATION RULE OF THE FEDERAL TRADE COMMISSION, ENTITLED "DISCLOSURE REQUIREMENT AND PROHIBITIONS CORNING FRANCHISING AND BUSINESS OPPORTUNITY VENTURES," AT LEAST TEN (10) BUSINESS DAYS PRIOR TO THE DATE ON WHICH THIS AGREEMENT WAS EXECUTED.

     27.4 FRANCHISEE IS AWARE OF THE FACT THAT SOME FRANCHISEES OF FRANCHISOR MAY OPERATE UNDER DIFFERENT FORMS OF AGREEMENTS AND, CONSEQUENTLY, THAT FRANCHISOR'S OBLIGATIONS AND RIGHTS IN RESPECT TO ITS VARIOUS FRANCHISEES MAY DIFFER MATERIALLY IN CERTAIN CIRCUMSTANCES.

                                 ARTICLE XXVIII
                                ENTIRE AGREEMENT

     This Agreement, together with any other Franchise Agreement constitutes the entire agreement between Franchisor and Franchisee in respect of the subject matter hereof, and this Agreement supersedes all prior and contemporaneous agreements between Franchisor and Franchisee in connection with the subject matter of this Agreement. In the event of any conflict between the terms of this Agreement or any other Franchise Agreement, the terms of this Agreement shall prevail. No officer, employee or other servant or agent of Franchisor or Franchisee is authorized to make any representation, warranty or other promise not contained in this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon Franchisor or Franchisee unless in writing and signed by Franchisor and Franchisee.

                                  ARTICLE XXIX
                          JOINT AND SEVERAL OBLIGATION

     If the Franchisee consists of more than one person, their liability under this Agreement shall be deemed to be joint and several.

                                   ARTICLE XXX
                    COUNTERPART; PARAGRAPH HEADINGS; PRONOUNS

     This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument. The paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision thereof. Each pronoun used herein shall be deemed to include the other number of genders.

                                  ARTICLE XXXI
                                 EFFECTIVE DATE

     This Agreement shall be effective as of the date it is executed by DCAP MANAGEMENT CORP.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.



WITNESS:                                    DCAP MANAGEMENT CORP.

                                            By:  _____________________________

                                            Date:_____________________________


WITNESS:                                    FRANCHISEE:

                                            By:  _____________________________

                                            Date: ____________________________

                    PERSONAL GUARANTEE OF PRINCIPAL OWNER(S)

     WE, THE UNDERSIGNED, each of whom is a principal owner of _________________, to induce DCAP MANAGEMENT CORP. ("DCAP INSURANCE") to enter into the attached Franchise Agreement, waiving demand and notice, hereby jointly and severally personally guarantee the full payment and performance of the obligations of _________________________________ under such agreement as if each of us were that Franchisee.

     THE UNDERSIGNED expressly agree that the validity of this guarantee and each of our obligations hereunder shall not, under any circumstances whatsoever, be terminated, affected or impaired by reason of the assertion by DCAP INSURANCE against such Franchisee of any of the rights or remedies reserved to it by the Agreement.

     THE UNDERSIGNED further agree that this guarantee shall remain and continue in full force and effect as to any renewal, modification or extension of the Agreement and any assignment or transfer of the Agreement by DCAP INSURANCE, whether or not any or all of us shall have received any notice of or consent to such renewal, modification, extension, assignment or transfer.

     FAILURE OF DCAP INSURANCE to insist upon strict performance or observance of any of the terms, provisions or covenants of the Agreement or to exercise any right therein contained shall not be construed as a waiver or relinquishment of any such term, provision, covenant or right and the same shall continue and remain in full force and effect. Receipt by DCAP INSURANCE of payment with knowledge of the breach of any provision of the Agreement shall not be termed a waiver of such breach.

     THE UNDERSIGNED further agree that their liability under this guarantee shall be primary and that in any right of action which may accrue to DCAP INSURANCE under the Agreement, DCAP INSURANCE may, at its option, proceed against any or all of the undersigned without having commenced any action against or having obtained any judgment against the Franchisee.

     This Guarantee is intended to take effect as a sealed instrument.

Dated:

------------------------------------------------------------------------------


------------------------------------------------------------------------------

                              DCAP MANAGEMENT CORP.

                         CONVERSION FRANCHISE AGREEMENT

                                   EXHIBIT "A"

                          Location of Conversion Center

                The following is the address of the Franchisee's
Conversion Center:

                 -----------------------------------------------

                 -----------------------------------------------

                 -----------------------------------------------


                        (Refer to Article I of Agreement)

                              DCAP MANAGEMENT CORP.

                         CONVERSION FRANCHISE AGREEMENT

                                   EXHIBIT "B"

                         Primary Area of Responsibility

         The following describes the area within which the Franchisor will not establish, or operate a company-owned or grant franchises to others to operate Centers under the System:

                 East Meadow
                 -----------------------------------------------

                 11354, 11355, 11358
                 -----------------------------------------------

                 -----------------------------------------------


                        (Refer to Article I of Agreement)

                              DCAP MANAGEMENT CORP.

                           SOFTWARE LICENSE AGREEMENT

                                   EXHIBIT "C"

     THIS AGREEMENT is made and entered into this ___ day of ________, 20__, between DCAP MANAGEMENT CORP., a New York corporation with its principal office at 2545 Hempstead Turnpike, Suite 100, East Meadow, New York 11554-2147, (hereinafter referred to as "Licensor") ________________ and, whose principal address is _____________________, (hereinafter referred to as "Licensee").

                                   WITNESSETH:

     WHEREAS, Licensor has the right and authority to grant the license herein granted; and

     WHEREAS, Licensee desires to acquire the license herein granted.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereby agree as follows:

                               I. GRANT OF LICENSE

     1.01 Grant of License

     In  consideration  of the  payment  of the sum of Twelve  Thousand  Dollars
($12,000), Licensor agrees to grant and hereby grants to Licensee a nontransferable, nonexclusive single-site license for the use of those various computer programs, system documentation manuals and other materials (hereinafter collectively referred to as the "Software") supplied by Licensor to Licensee.

     1.02 Revisions, Additions and Deletions

     Licensor may, from time to time, revise the Software or any part thereof, and in so doing incurs no obligation to furnish such revisions to Licensee. Licensor reserves the right to add and/or delete, at its sole and exclusive discretion, computer programs and/or features of the Software. Should Licensor furnish Licensee with revisions or additions to the Software, Licensor specifically reserves the right to charge Licensee for same at such prices and on such terms as Licensor may determine in its sole and exclusive discretion, including, without limitation, any costs associated with installation of equipment, data systems, Software, etc.

     1.03 Rights of Licensor

     Licensee recognizes that the Software and all additional materials and information are supplied to Licensee subject to the proprietary rights of Licensor. Licensee agrees with Licensor that the Software (including, but not limited to, the source programs thereof and the look and feel of the screens generated thereby) and all information and/or data supplied by Licensor in machine-readable or other form and/or in connection therewith are trade secrets of Licensor, are protected by civil and criminal law and by the law of copyright, are very valuable to Licensor, and that their use and disclosure must be carefully and continuously controlled.

     1.04 Title

     Licensor retains title to the Software (including, but not limited to, the source programs thereof and the look and feel of the screens generated thereby), the system documentation manuals, and/or additional materials and information furnished by Licensor in machine-readable form and/or in connection therewith. Licensee shall keep each and every item to which Licensor retains title free and clear of all claims, liens and encumbrances except those of Licensor, and any act of Licensee, voluntary or involuntary, purporting to create a claim, lien or encumbrance on such an item shall be void.

                                    II. TERM

     2.01 This License Agreement is effective from the date hereof and shall remain in full force so long as Licensee remains a franchisee in good standing under and pursuant to that Franchise Agreement entered into by and between DCAP MANAGEMENT CORP. and Licensee, dated __________________, 20____, (hereinafter the "Franchise Agreement") which said Franchise Agreement is, by this reference, incorporated herein as though set forth in full.

                          III. RESTRICTIONS ON LICENSEE

     3.01 Single-Site Use

     The Software licensed and other materials provided hereunder shall be used only on a single terminal and its associated networked peripheral units at the same site. Use of a program shall consist of the processing, recording and retrieval of data with the program. All programs, documentation and materials in machine-readable form or otherwise supplied under this license shall be kept in a secure place, under access and use restrictions satisfactory to Licensor, and not less strict than those applied to Licensee's most valuable and sensitive programs.

     3.02 Copies

     Licensee agrees that while this license is in effect, or while Licensee has custody or possession of any property of Licensor, it will not (1) copy or duplicate, or permit anyone else to copy or duplicate, any physical, magnetic or other version of the Software (including, but not limited to, the source programs thereof and the look and feel of the screens generated thereby) or other information furnished by Licensor in machine-readable or other form; or
(2) create or attempt to create, or permit others to create or attempt to create, by reverse engineering or otherwise, the source programs or any part thereof (including, but not limited to, the look and feel of the screens generated thereby) from the object program or from any other information made available under this license or otherwise (whether oral, written, tangible or intangible).

     Licensee agrees that while this license is in effect, or while Licensee has custody or possession of any property of Licensor, it will not modify, translate or enhance the Software.

     3.03 Transfer of Software

     If Licensee transfers possession of any copy, modification, translation or merged portion of the Software (including, but not limited to, the source programs thereof and the look and feel of the screens generated thereby) or any screen printout therefrom to another party, such attempt at transfer is void and this license is automatically terminated.

                           IV. PROTECTION AND SECURITY

     4.01 Non-Disclosure

     Licensee shall not disclose, publish, translate, release, transfer or otherwise make available the Software or any part thereof (including, but not limited to, the source programs thereof and the look and feel of the screens generated thereby) or any other materials furnished by Licensor in any form to any person without the written consent of Licensor, which may be withheld with or without cause, in Licensor's sole and exclusive discretion. Licensee agrees that it will take all necessary action including, but not necessarily limited to, instructing and entering into agreements with all of Licensee's employees, agents, representatives, affiliates, subsidiaries, and/or other third persons/entities associated with Licensee to protect the copyright and trade secrets of Licensor in and to those materials licensed hereunder and to assure Licensee's compliance with its obligations under this Agreement.

                              V. UNAUTHORIZED ACTS

     5.01 Licensee agrees to notify Licensor immediately of the unauthorized possession, use, or knowledge of any item supplied through this license and of other information made available to Licensee under this Agreement by any person or organization not authorized by this Agreement to have such possession, use or knowledge. Licensee will promptly furnish full details of such possession, use or knowledge to Licensor, will assist in preventing the recurrence of such possession, use or knowledge, and will cooperate with Licensor in any litigation against third parties deemed necessary by Licensor to protect its proprietary rights. Licensee's compliance with this paragraph shall not be construed in any way as a waiver of Licensor's rights to recover damages or obtain other relief against Licensee for its negligent or intentional harm to Licensor's proprietary rights, or for breach of contractual rights.

                                 VI. INSPECTION

     6.01 To assist Licensor in the protection of its proprietary rights, Licensee shall permit representatives of Licensor to inspect at all reasonable times any location at which items supplied hereunder are being used or kept.

                        VII. ASSIGNMENT OF LICENSE RIGHTS

     7.01 Assignment by Licensor

     Licensor shall have the right to assign this Agreement, and all of its rights and privileges hereunder, to any person, firm, corporation or other entity provided that, with respect to any assignment resulting in the subsequent performance by the assignee of the functions of Licensor: (i) the assignee shall, at the time of such assignment, be financially responsible and economically capable of performing the obligations of Licensor hereunder, and
(ii) the assignee shall expressly assume and agree to perform such obligations.

     7.02 Assignment by Licensee

     With respect to Licensee's obligations hereunder, this License Agreement is personal, being entered into in reliance upon and in consideration of the singular personal skill and qualifications of Licensee, and the trust and confidentiality reposed in Licensee by Licensor. Therefore, neither Licensee's interest in this Agreement nor any of its rights or privileges hereunder may be assigned, sold, transferred, shared, redeemed, sublicensed or divided, voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, in any manner, without the prior written consent of Licensor. Any actual or attempted assignment, transfer or sale of this Agreement, or any interest therein, or of the Franchised Business made or accomplished in violation of the terms of this Article VII shall be null and void and shall constitute an incurable breach of this Agreement by Licensee, and, in that event, this Agreement shall automatically terminate without further notice.

                                VIII. INJUNCTION

     8.01 If Licensee attempts to use, copy, modify, license, or convey the items supplied by Licensor hereunder in a manner contrary to the terms of this Agreement or in competition with Licensor or in derogation of Licensor's proprietary rights, whether these rights are explicitly herein stated, determined by law or otherwise, Licensor shall have, in addition to any other remedies available to it, the right to injunctive relief enjoining such action, and Licensee hereby acknowledges that other remedies are inadequate. Said right to injunctive relief shall exist independent of and notwithstanding anything to the contrary contained in Article XVI hereof.

                           IX. DEFAULT AND TERMINATION

     9.01 Termination

     Licensor reserves the right to immediately terminate this License Agreement, at Licensor's sole and exclusive discretion, should Licensee breach any term hereof or of the Franchise Agreement. Said termination shall be without prejudice to any right or claim Licensor may have, all rights granted hereunder shall forthwith revert to Licensor, and Licensee shall immediately thereafter return to Licensor all property of and/or materials supplied by Licensor.

     9.02 Cross-Default

     Any default or breach by Licensee of any other agreement between Licensor or its subsidiary, affiliate or designee and Licensee shall be deemed a default under this Agreement and any default or breach of this Agreement by Licensee shall be deemed a default or breach under any and all other agreements between Licensor and Licensee. If the nature of such default under any other agreement would have permitted Licensor to terminate this Agreement had said default occurred hereunder, Licensor shall have the right to terminate all of the other agreements between Licensor and Licensee in the same manner provided herein for termination of this Agreement.

                                X. BINDING EFFECT

     10.01 Licensee agrees that this Agreement binds the named Licensee and each of its employees, agents, representatives and persons associated with it. This Agreement further binds each affiliated and subsidiary firm, corporation, or other organization and any person, firm, corporation or other organization with which the Licensee may enter a joint venture or other cooperative enterprise.

                              XI. SECURITY INTEREST

     11.01 Licensee hereby gives to Licensor a security interest in and to the Software and other materials furnished hereunder as security for the performance by the Licensee of all its obligations hereunder, together with the right, without liability, to repossess said Software and other materials, with or without notice, in the event of default in any such obligation.

                         XII. WAIVER OR DELAY; AMENDMENT

     12.01 Waiver or Delay

     No waiver or delay in either party's enforcement of any breach of any term, covenant or condition of this Agreement shall be construed as a waiver by such party of any preceding or succeeding breach, or any other term, covenant or condition of this Agreement; and, without limitation upon any of the foregoing, the acceptance of any payment specified to be paid by Licensee hereunder shall not be, nor be construed to be, a waiver of any breach of any term, covenant or condition of this Agreement.

     12.02 Amendment

     This Agreement may not be amended orally, but may be amended only by a written instrument signed by the parties hereto. Licensee expressly acknowledges that no oral promises or declarations were made to it and that the obligations of Licensor are confined exclusively to the terms herein.

                                XIII. DISCLAIMER

     13.01 LICENSOR WARRANTS AND REPRESENTS THAT IT HAS THE AUTHORITY TO EXTEND THE RIGHTS GRANTED TO LICENSEE HEREIN. THIS EXPRESS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IT IS SPECIFICALLY UNDERSTOOD AND AGREED THAT THE LICENSE, SOFTWARE AND OTHER INFORMATION MADE AVAILABLE HEREUNDER BY LICENSOR ARE MADE AVAILABLE ON AN "AS-IS" BASIS. LICENSOR SHALL NOT BE LIABLE FOR ANY DAMAGES, INCLUDING, BUT NOT LIMITED TO, ANY CONSEQUENTIAL DAMAGES, INCIDENTAL DAMAGES AND/OR LOST PROFITS, ARISING OUT OF OR IN CONNECTION WITH ANY USE OR INABILITY TO USE ANY OF THE LICENSED SOFTWARE, MATERIALS OR INFORMATION FURNISHED EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                          XIV. LIMITATION OF LIABILITY

     14.01 Licensor's liability for damages hereunder, regardless of the form of action, shall not exceed the cost of replacement of the Software licensed hereunder. This shall be Licensee's sole and exclusive remedy. No action, regardless of form, arising out of any party's obligations under this Agreement may be brought by either party more than one (1) year after the cause of action has accrued, except that an action for nonpayment may be brought within one (1) year of the date of last payment.

                                XV. SEVERABILITY

     15.01 If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                               XVI. GOVERNING LAW

     16.01 This Agreement shall be interpreted and governed in accordance with the law of the State of New York without recourse to New York choice of law or conflicts of law principles.

                   XVII. COSTS OF ENFORCEMENT; ATTORNEYS' FEES

     17.01 Costs of Enforcement

     Licensor shall be entitled to recover from Licensee reasonable attorneys' fees, experts' fees, court costs and all other expenses of litigation, in the event that Licensor prevails in any action instituted against Licensee in order to secure or protect those rights inuring to Licensor under this Agreement or to enforce the terms hereof.

     17.02 Attorneys' Fees

     If Licensor becomes a party to any litigation or other proceeding concerning this Agreement by reason of any act or omission of Licensee or its authorized representatives and not by any act or omission of Licensor or any act or omission of its authorized representatives, or if Licensor becomes a party to any litigation or any insolvency proceedings pursuant to the bankruptcy code or any adversary proceeding in conjunction with an insolvency proceeding, Licensee shall be liable to Licensor for reasonable attorneys' fees, experts' fees and court costs incurred by Licensor in such litigation or other proceeding regardless of whether such litigation or other proceeding or action proceeds to judgment. In addition, Licensor shall be entitled to add all costs of collection, interest, attorneys' fees and experts' fees to its proof of claim in any insolvency proceeding filed by Licensee.

                         XVIII. SUBMISSION OF AGREEMENT

     18.01 The submission of this Agreement does not constitute an offer and this Agreement shall become effective only upon the execution hereof by Licensor and Licensee. The date of execution by the Licensor shall be considered the date of execution of this Agreement.

     THIS AGREEMENT SHALL NOT BE BINDING ON LICENSOR UNLESS AND UNTIL IT SHALL HAVE BEEN ACCEPTED AND SIGNED BY AN AUTHORIZED OFFICER OF LICENSOR.

     LICENSEE HAS READ ALL OF THE FOREGOING AGREEMENT AND HEREBY ACCEPTS AND AGREES TO EACH AND ALL OF THE PROVISIONS, COVENANTS AND CONDITIONS THEREOF.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                    DCAP MANAGEMENT CORP.

                                    LICENSOR:

                                    ---------------------------------------

                                    By:
                                       ------------------------------------
                                       Kevin Lang, President

                                    LICENSEE:

                                    ---------------------------------------

                                   EXHIBIT "D"

AUTHORIZATION AGREEMENT FOR DIRECT DEBT

AUTHORIZATION AGREEMENT FOR PREARRANGED PAYMENTS (DEBITS)


-------------------------------------------------------------------------------
  Company Name                              Company ID Number

-------------------------------------------------------------------------------
I, (We) hereby authorize ______________________________________________________
hereinafter called COMPANY, to initiate debit entries and/or credit correction entries to my (our) Checking __________________ Savings __________________
account indicated below and the depository named below, hereinafter called DEPOSITORY, to debit the same to such account.

-------------------------------------------------------------------------------
Depository Name                             Branch

-------------------------------------------------------------------------------
City                                State                              Zip Code

-------------------------------------------------------------------------------
Bank Transit/ABA Number                     Account Number

-------------------------------------------------------------------------------
This authority is to remain in full force and effect until DEPOSITORY has received written notification from me (or either of us) of its termination in such time and in such manner as to afford the DEPOSITORY a reasonable opportunity to act on it. A customer has the right to stop payment at any time up to three (3) banking days before the scheduled date of the transfer of a debit entry by notification to DEPOSITORY. If an erroneous debit entry is initiated by COMPANY to a customer's account, customer shall have the right to have the amount of such entry credited to such account by DEPOSITORY, if within fifteen (15) calendar days following the date on which DEPOSITORY sent to customer a statement of account or a written notice pertaining to such entry or forty-six (46) days after posting, whichever occurs first, the customer shall have sent to DEPOSITORY a written notice identifying such entry, stating that such entry was in error and requesting DEPOSITORY to credit the amount thereof to such account.

These rights are in addition to any rights a customer may have under federal and state banking laws.

-------------------------------------------------------------------------------
Name(s)                                              Social Security/ID Number

-------------------------------------------------------------------------------
Signature                                                     Date

                              DCAP MANAGEMENT CORP.

                                   EXHIBIT "E"

                     TRANSFER OF FRANCHISE TO A CORPORATION

     The undersigned, an officer, director and owner of a majority of the issued and outstanding voting stock of the corporation set forth below, and the Franchisee of the Conversion Center under a Franchise Agreement executed on the date set forth below, between himself and DCAP MANAGEMENT CORP. as Franchisor, granting him a franchise to operate at the location set forth below, and the other undersigned directors, officers and shareholders of the corporation, who together with Franchisee constitute all of the shareholders of the corporation, in order to induce Franchisor to consent to the assignment of the Franchise Agreement to the corporation in accordance with the provisions of Article XII of the Franchise Agreement, agree as follows:

         1. The undersigned Franchisee shall remain personally liable in all respects under the Franchise Agreement and all the other undersigned officers, directors and stockholders of the corporation intending to be legally bound hereby agree jointly and severally to be personally bound by the provisions of the Franchise Agreement, including the restrictive covenants contained in Article XV thereof, to the same extent as if each of them were the Franchisee set forth in the Franchise Agreement and they jointly and severally personally guarantee all of the Franchisee's obligations set forth in said Agreement.

         2. The undersigned agrees not to transfer any stock in the corporation without the prior written approval of the Franchisor and agrees that all stock certificates representing shares in the corporation shall bear the following legend:

                           "The shares of stock represented by this certificate are subject to the terms and conditions set forth in a Conversion Franchise Agreement entered into by and between __________________________ and DCAP
                           MANAGEMENT CORP., dated _________, 20___."

         3.       [_______________________________]   or  his  designee  shall
                  devote his best efforts to the day-to-day operation and development of the Conversion Center.

         4.       [________________________________]  hereby  agrees to become a party to and to be bound by all of the provisions of the Franchise Agreement executed on the date set forth below between Franchisee and DCAP MANAGEMENT CORP. to the same extent as if he were named as the Franchisee herein.

Date of Franchise Agreement: _________________________________

Location of Conversion Center: ____________________________________________

WITNESS:

--------------------------------            --------------------------

--------------------------------            --------------------------

--------------------------------            --------------------------
                                            Name of Corporation

ATTEST:

                                            By:                        (SEAL)
--------------------------------               -----------------------


     In consideration  of the execution of the above agreement,  DCAP MANAGEMENT
CORP.   hereby   consents  to  the  above   referred  to   assignment   on  this
__________________ day of ___________________, 20___.

                                              DCAP MANAGEMENT CORP.

                                              By:                        (SEAL)
                                                 -----------------------

                              DCAP MANAGEMENT CORP.

                                   EXHIBIT "F"

                  ASSIGNMENT OF FRANCHISEE'S TELEPHONE NUMBERS

     For value received, the undersigned (hereinafter called the "Franchisee") hereby irrevocably assigns, effective upon date of termination or expiration of the Franchise Agreement, the telephone listing and numbers stated below, to DCAP MANAGEMENT CORP. (hereinafter called "Franchisor") upon the following terms and conditions:

         1. This assignment is made pursuant to the terms of a Franchise Agreement of even date herewith (hereinafter called "Agreement") between Franchisor and Franchisee, which in part pertains to the telephone listing and numbers used by the Franchisee in the operation of the Conversion Center in the Primary Area of Responsibility covered by the Agreement.

         2. The Franchisee shall retain the limited right to use the telephone listing and numbers solely for the transaction and advertising of the Conversion Center business while the Agreement between Franchisor and the Franchisee shall remain in full force and effect, but upon termination or expiration of the Agreement for any reason whatsoever, the limited right of use of the telephone listing and numbers by the Franchisee shall also terminate.

         3. The telephone listing and numbers subject to this assignment are:

                           ---------------------------

                           ---------------------------

                           ---------------------------

                  and any numbers on the rotary series, and any numbers used by the Franchisee in the Conversion Center's business in the future.

         4. This Assignment is freely transferable by Franchisor to any person or entity. This Assignment inures to the benefit of all parties who lawfully succeed to the rights or take the place of the Franchisor.

     IN WITNESS WHEREOF, the Franchisee has hereunto set his hand this __________ day of ____________, 20 ___.


                                               --------------------------------
                                               FRANCHISEE

                                   EXHIBIT "G"

          ADDENDUM TO THE CONVERSION FRANCHISE AGREEMENT BY AND BETWEEN

                              DCAP MANAGEMENT CORP.

                    AND _____________________________________

                    DATED: ___________________________, 20___

                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

     THIS AGREEMENT is made and entered into as of this ___ day of ___________ , 20__, by and among DCAP MANAGEMENT CORP., a New York corporation ("Franchisor"), ______________, ("Franchisee") and __________________ ("Covenantor").

                               W I T N E S S E T H

     WHEREAS, pursuant to the terms of that certain "DCAP MANAGEMENT CORP. " Franchise Agreement between Franchisor and Franchisee dated , 20__(the "Franchise Agreement"), Franchisor has granted to Franchisee the right to own and operate a "DCAP INSURANCE" business (the "Franchised Business") at (the "Premises") (all capitalized terms not defined herein shall have the respective meanings set forth in the Franchise Agreement);

     WHEREAS, Covenantor is either a shareholder, partner, officer or director of Franchisee or is an employee of Franchisee who will have access to the Confidential Information (as defined below) in connection with the operation of the Franchised Business at the Premises;

     WHEREAS, in consideration of the grant of the franchise for the Franchised Business to Franchisee and the employment of Covenantor (in the event Covenantor is an employee of Franchisee), as a condition precedent to allowing Covenantor to have access to the Confidential Information, and as a material term of the Franchise Agreement necessary to protect Franchisor's ownership interest in the Franchisee's right to use the Confidential Information in the Franchised Business, Franchisor and Franchisee require that Covenantor enter into this Agreement;

     WHEREAS, to induce Franchisor to enter into the Franchise Agreement and to avoid a material breach thereof, as the case may be, Franchisor, Franchisee and Covenantor desire, and deem it to be in Covenantor's personal best interest, that Covenantor enter into this Agreement;

     WHEREAS, due to the nature of the Franchisor's business any use or disclosure of the Confidential Information other than in accordance with this Agreement will cause Franchisor and Franchisee substantial harm.

     NOW, THEREFORE, to induce Franchisor to enter into the Franchise Agreement and/or to prevent Franchisor from declaring a material breach thereunder, and in consideration of the covenants and mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Recitals

     The recitals set forth above shall be deemed to be incorporated herein as if fully set forth in this Agreement, and this Agreement shall be interpreted in light of such recitals.

     2. Definition of Confidential Information

     As used herein, the term "Confidential Information" shall mean certain confidential and proprietary information and trade secrets consisting of the following categories of information, methods, techniques, procedures and knowledge developed or to be developed or acquired by Franchisor, its Affiliates, and/or its developers and franchisees (the "Confidential Information"), including, without limitation: (a) distinctive methods, techniques, equipment, specifications, standards, policies, procedures, information, concepts and systems relating to, and knowledge of and experience in the development, operation and franchising of the Franchised Business; and
(b) marketing and promotional programs for the Franchised Business.

     3. Protection of Confidential Information

     Franchisor will disclose to Franchisee the Confidential Information pursuant to the Franchise Agreement. Covenantor acknowledges and agrees that Covenantor will not acquire any interest in or right to use the Confidential Information except the right to use it strictly in accordance with the Franchise Agreement, and that the use or duplication of the Confidential Information in any other business would be detrimental to Franchisor and would constitute an unfair method of competition with Franchisor and other Franchised Business owners. Covenantor acknowledges and agrees that the Confidential Information is a valuable asset of Franchisor, is proprietary, includes trade secrets of Franchisor, and is disclosed to Covenantor by Franchisee solely on the condition that Covenantor agrees, and Covenantor hereby does agree, that Covenantor: (a) will not use the Confidential Information in any other business or capacity; (b) will maintain the absolute secrecy and confidentiality of the Confidential Information during and after the term of the Franchise Agreement; (c) will not make unauthorized copies of any portion of the Confidential Information disclosed in written form; and (d) will follow all reasonable procedures prescribed from time to time by Franchisor and Franchisee to prevent unauthorized use or disclosure of or access to the Confidential Information. Notwithstanding the foregoing, nothing herein shall prevent Covenantor from continuing to use, after termination of this Agreement, any portion of the Confidential Information that has become generally known or easily accessible, other than by any person's or entity's breach of any obligation of confidentiality to Franchisor or Franchisee. Nothing contained herein shall be construed to prohibit Covenantor from using the Confidential Information in connection with the operation of a "DCAP INSURANCE" Center (other than the Franchised Business) pursuant to a franchise agreement between Covenantor and Franchisor. Covenantor agrees to disclose to Franchisor all ideas, concepts, methods, techniques and products relating to the development and operation of the Franchised Business conceived or developed by Covenantor during the term of this Agreement, and Franchisor shall have a perpetual, non- exclusive and worldwide right to incorporate same in the System for use in all "DCAP INSURANCE" businesses operated by Franchisor and its franchisees. Franchisor shall have no obligation to make any payment to Covenantor with respect to any idea, concept, method, technique or product developed or suggested by Covenantor and incorporated by Franchisor in the Franchised Business. Covenantor agrees that Covenantor will not use any such concept, method, technique or product without obtaining Franchisor's prior written approval.

     4. Restrictive Covenant During the Term of the Franchise Agreement

     Covenantor acknowledges and agrees that Franchisor would be unable to protect the Confidential Information against unauthorized use or disclosure and would be unable to encourage a free exchange of ideas and information among "DCAP INSURANCE" businesses if persons or entities authorized to use the Confidential Information were permitted to hold interests or perform services for a Competitive Business. As used in this Agreement, "Competitive Business" means any enterprise, other than the Franchised Business, that: (a) consists substantially of the operation of a retail location or locations which offers insurance products or services or engages in any other business that is substantially similar to the Franchised Business; or (b) grants a franchise or license or establishes a joint venture for the development and/or operation of a Competitive Business. Covenantor further acknowledges that restrictions on his direct or indirect ownership of interests in a Competitive Business will not hinder Covenantor's activities in connection with Franchisee's performance of the Franchise Agreement or in general. Covenantor therefore agrees that during the term of the Franchise Agreement and so long as Covenantor is either a shareholder, partner, employee, officer or director of Franchisee, Covenantor shall not directly or indirectly engage in any Competitive Business anywhere in the world. As used in this Agreement, the phrase "directly or indirectly engage in any Competitive Business" shall include, without limitation: (x) the ownership of an interest in a Competitive Business by Covenantor or his spouse; and (y) the performance of services as a director, officer, manager, employee, consultant, representative, agent or otherwise for any Competitive Business by Covenantor or his spouse. Franchisee and Covenantor acknowledge and agree that the failure of Covenantor or his spouse to comply with this Paragraph 4 or Paragraphs 5 or 6 below shall constitute a breach of the Franchise Agreement. Nothing in this Agreement shall preclude Covenantor or his spouse from acquiring ownership of shares in a business which is not a Competitive Business. The restrictions of this Paragraph shall not be applicable to the ownership of shares of a class of securities listed on a stock exchange or traded on the over-the-counter market that represent less than five (5%) percent of the total number of issued and outstanding shares of that class of securities.

     5. Restrictive Covenant upon Transfer of Covenantor's Ownership Interest in Franchise Owner

     If Covenantor transfers his entire ownership interest in Franchisee and is not thereafter an employee, officer or director of Franchisee, Covenantor agrees that Covenantor will not directly or indirectly engage in a Competitive Business within the Primary Area of Responsibility or within a twenty-five (25) mile radius of any other "DCAP INSURANCE" business for a period of two (2) years commencing on the effective date of such transfer. As used in this Paragraph 5 and in Paragraph 6 below, the phrase "directly or indirectly engage in a Competitive Business" shall mean and include, without limitation, the performance of services as a director, officer, manager, employee, consultant, representative, agent or otherwise for any Competitive Business by Covenantor or his spouse.

     6. Restrictive Covenant upon Termination or Expiration of the Franchise Agreement

     Upon the first to occur of: (a) termination of the Franchise Agreement, (b) expiration of the Franchise Agreement (without renewal); or (c) the date as of which Covenantor is neither a shareholder, partner, employee, officer or director of Franchisee (other than in the case of a transfer governed by Paragraph 5 above), Covenantor agrees that Covenantor will not directly or indirectly engage in a Competitive Business located or operating within the Primary Area of Responsibility or within a twenty-five (25) mile radius of any other "DCAP INSURANCE" business for a period of two (2) years, commencing on the date of the applicable event described in clauses (a) through (c) above.

     7. Surrender of Documents

     Covenantor agrees that, as of the effective date of the earlier of (a) the covenant set forth in Paragraph 5 or (b) the covenant set forth in Paragraph 6, Covenantor shall immediately cease to use the Confidential Information disclosed to or otherwise learned or acquired by Covenantor, return to Franchisee (or to Franchisor if directed by Franchisor) all copies of the Confidential Information loaned or made available to Covenantor.

     8. Indemnification/Costs and Attorneys' Fees

     Covenantor agrees to indemnify and hold Franchisor and Franchisee harmless from and against any and all loss, cost, damage, liability and expense (including, without limitation, reasonable attorneys' fees, court costs and other reasonable litigation expenses) suffered, sustained or incurred by Franchisor or Franchisee as a result of, arising out of, or in connection with any failure of performance or breach of this Agreement by Covenantor. The party or parties prevailing in any judicial proceeding in connection with this Agreement shall be entitled to reimbursement of their costs and expenses, including but not limited to, reasonable accounting, paralegal, legal, expert witness and attorneys' fees, whether incurred prior to, in preparation for or in contemplation of the filing of such proceeding.

     9. Waiver

     Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right or remedy at any other time or times.

     10. Severability

     The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision of this Agreement and any such provision which is adjudicated to be invalid or unenforceable shall be severed from this Agreement, provided that such severance is to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. To the extent any restriction herein is deemed unenforceable by virtue of its scope in terms of time, geography or business activity prohibited, but may be made enforceable by reducing any or all thereof, the parties agree that the same shall be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction where enforcement is sought.

     11. Rights of Parties are Cumulative

     The rights of the parties hereunder are cumulative and no exercise or enforcement by a party hereto of any right or remedy hereunder shall preclude the exercise or enforcement by them of any other right or remedy hereunder or which they are entitled by law to enforce.

     12. Benefit

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     13. Entire Agreement

     This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and all prior negotiations, agreements and understandings are merged herein. This Agreement may not be modified or rescinded except by a written agreement to such effect signed by the party against whom enforcement is sought.

     14. Governing Law

     This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the internal laws of the State of New York, exclusive of such state's choice of law or conflict of law rules.

     15. Counterparts

     This Agreement may be executed in counterparts, each of which will be deemed an original.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Print name of Covenantor below:             DCAP MANAGEMENT CORP.


-------------------------------
                                            By:
Signature of Covenantor:                       -------------------------------
                                            Its:
                                                -------------------------------

-------------------------------             FRANCHISEE

                                            By:
                                               -------------------------------
                                            Its:
                                                -------------------------------

                                     JOINDER

     To induce Franchisor and Franchisee to enter into this Agreement among Franchisor, Franchisee and Covenantor, the undersigned spouse of Covenantor ("Covenantor's SPOUSE") hereby covenants and agrees to abide by the restrictive covenants contained in Paragraphs 4, 5, and 6 of this Agreement.

     IN WITNESS WHEREOF, Covenantor's SPOUSE has executed this Joinder to this Agreement as of the day and year first above written.

                                      Print name of  Covenantor's SPOUSE below:

                                      ---------------------------------------


                                      Signature of Covenantor's SPOUSE:

                                      ---------------------------------------

                              DCAP MANAGEMENT CORP.

                   ADDENDUM TO CONVERSION FRANCHISE AGREEMENT

     Addendum to Conversion Franchise Agreement ("Addendum") entered into between DCAP Management Corp. ("Franchisor") and MLC East Meadow/Flushing, LLC ("Franchisee" or "Certilman") for that certain DCAP Center located at 159-03 Northern Boulevard, Flushing, New York 11358-1636. The following changes, additions and deletions shall supersede the provisions of the Conversion Franchise Agreement dated as of _____________, 2001 ("Agreement") entered into between the parties hereto.

     1. Article II, Sections 2.1 and 2.2, shall be amended to the extent that the words "ten (10)" shall be deleted and the words "fifteen (15)" shall be replaced therefor.

     2. Article, Section 2.2 B, shall be deleted and the following substituted in its place:

          "B. Franchisor has not terminated this Agreement as a result of a material default by Franchisee not cured within the applicable grace period."

     3. Article II, Section 2.2 C, all language after the word "Franchisee's" on the second line of the paragraph shall be deleted and the following shall be inserted in place of the deleted language: "insurance companies, premium finance companies and related creditors."

     4. Article II, Section 2.2 D, add the words "and in all events shall contain all the terms and provisions set forth in this Addendum" after the word "Agreement" on the third line of said paragraph.

     5. Article II, Section 2.2 F, delete the words "financial qualifications and".

     6. Article III, add Section 3.1 to read as follows:

          "3.1 Franchisor shall conduct a continuous print advertising campaign in the Yellow Pages which shall encompass all of Queens, Nassau and Suffolk Counties, New York, designed to promote the name `DCAP Insurance' and benefit the franchisees."

     7. Change Article IV, Section 4.1 B, to read as follows:

          "Franchisee shall pay to the Franchisor a Continuing Monthly Service Fee commencing April 1, 2002 and continuing during the term of this Agreement as follows: One Thousand Five Hundred Dollars ($1,500) per month during the first year that the Continuing Monthly Service Fee shall be payable; One Thousand Six Hundred Dollars ($1,600) per month during the second year; One Thousand Seven Hundred Dollars ($1,700) per month during the third year; One Thousand Eight Hundred Dollars ($1,800) per month during the fourth year; One Thousand Nine Hundred Dollars ($1,900) per month during the fifth year; and Two Thousand
          Dollars ($2,000) per month each year thereafter. The Two Thousand Dollars ($2,000) per month shall increase to reflect the increase in the Consumer Price Index, published for the State of New York, using the seventh year as the base year ("Continuing Monthly Service Fee").

     8. Article IV, Section 4.3, delete the words "without notice from Franchisor" between "Franchise Agreement" and "to reflect", substitute the words "eighth" for "sixth", and in the second paragraph thereof change the year "1984" in the third and fourth lines to "1994". Add as a new paragraph the following:

          "Adjustments to the Continuing Monthly Service Fee as above provided shall be effective in the beginning of the successive calendar year. Franchisor shall forward to Franchisee a bill reflecting the increase in C.P.I. The adjusted Continuing Monthly Service Fee shall be payable after Franchisee's receipt of the foregoing; any retroactive sums due will be payable by Franchisee within thirty (30) days after its receipt of the foregoing."

     9. Article V, Section 5.3, shall be rewritten as follows:

          "5.3 Franchisee shall operate the Franchised Business in conformity with such reasonable standards, techniques, and procedures as the Franchisor may from time to time prescribe in the Manual or otherwise in writing, and shall refrain from deviating therefrom without the Franchisor's prior written consent. To this end, Franchisee shall offer to his clients all of the insurance products, services and ancillary products and services, including, but not limited to, premium financing contracts and roadside assistance contracts, which the Franchisor may, from time to time, introduce or prescribe and not purchase same from any other source if Franchisor provides such products or services; Franchisee shall offer to its clients only those services and insurance products which meet the Franchisor's standards of quality and which the Franchisor has expressly reasonably approved in writing to be offered in connection with the Franchised Business, except that the foregoing shall not apply to doing business with any insurance carriers it chooses; and shall discontinue selling any insurance products, services or ancillary products or services which the Franchisor may, in its sole and reasonable discretion, disapprove by prior written notice at any time. This Section 5.3 shall apply to insurance products or services which were offered prior to conversion of the Center.

               A. With respect to new products or services introduced or offered by Franchisor including, but not limited to, the tax preparation program, if Franchisee elects to utilize or purchase same, they must be purchased from Franchisor and not from any other source. The cost of such programs shall be determined from time to time by the Franchisor and provided to Franchisee in advance of Franchisee choosing whether or not to purchase same.

               B. Notwithstanding the foregoing to the contrary, Franchisor shall permit Franchisee to offer the following services to its clients: car leasing, car loans, cellular telephone sales, sale of money orders, pay-check loans, DMV services, defensive driving classes, auto alarms and recovery systems, mortgages, extended warranty sales and all types of insurance products, without Franchisor's prior approval."

     10. Article V, Section 5.7, in the next to last sentence, delete the word "immediately" and insert between "inspections," and "the Franchisor" the words "as above provided".

     11. Article V, Section 5.8, replace "five (5)" with "eight (8)" on the fourth line.

     12. Article V, Section 5.10, shall be deleted in its entirety.

     13. Add the following to Article VI, Section 6.1, at the end thereof:

          "Franchisor represents that it is the sole owner of the name `DCAP Insurance' and all logos, trademarks and goodwill associated therewith or which are given to Franchisee to use, and as of this date, its title has never been disputed or challenged."

     14. Add the following to Article VI, Section 6.7, at the end thereof:

          "Franchisor shall indemnify and hold Franchisee harmless from and against all losses, claims and damages, including reasonable attorneys' fees, incurred by Franchisee as a result of any claim that the Proprietary Marks violate any third party's trademark or license."

     15. Add the following language at the end of Article VIII, Section 8.3:

          "provided Franchisor prevails in any such action".

     16. Article IX, Section 9.1, shall be modified by adding the following words at the end thereof:

          "Franchisor agrees to cap all media placements, with the exception of the Yellow Page advertising contribution, to One Thousand Dollars ($1,000) per month per Center. However, if the ratable share exceeds the cap of One Thousand Dollars ($1,000), Franchisee shall have the right, but not the obligation, to increase the cap or lose participation with respect to advertising that exceeds this cap."

     17. Add the following as Article IX, Section 9.7:

          "9.7 Franchisor shall permit Franchisee to join in their advertising media purchase for its own advertising so as to achieve the same bulk rate."

     18. Article X, Sections 10.2 through 10.7, are hereby deleted and the following is hereby added as Section 10.2:

          "10.2 Franchisee is required to deliver weekly sales reports on the same form as other Offices in the DCAP System. Franchisee shall supply Franchisor with all financial information and documents which Franchisor is required to collect under Federal or state law, including, but not limited to, Federal and state income tax and sales tax returns, within ten (10) days from the filing thereof. Such copies must be those signed by the preparer of same."

     19. Delete Article XII, Section 12.2 B 1, and substitute the following:

          "Franchisee shall have satisfied all current monetary obligations to the Franchisor, its subsidiaries or affiliated companies, insurance companies, premium finance companies and related creditors."

     20. Article XII, Section 12.2 B 4, is hereby modified by changing "one to one" to "three to one".

     21. At the end of the first sentence of Article XII, Section 12.2 B 5, add the words "and in all events shall contain all the terms and provisions set forth in the Addendum to this Agreement". Delete the last sentence of Article XII, Section 12.2 B 5.

     22. Article XII, Section 12.2 B 10, substitute the words "Franchisor's approval" for the words "execution of the contract of sale".

     23. Article XII, Section 12.2 C is hereby modified to change "fifty (50%) percent" to "up to one hundred (100%) percent for immediate family members only" in the first three lines thereof.

     24. Article XII, Sections 12.3 E and F are hereby modified by adding the following language at the end of each Section:

          "The  foregoing  guaranty  shall be  limited  to all fees  payable  to
          Franchisor,   any  pass-through  fee  obligations  and  the  covenants
          contained in Section 15.3, as modified."

     25. Add the words "except as otherwise provided in Section 12.2 hereof" at the end of the first sentence in Article XII, Section 12.4.

     26. Article XII, Section 12.4 C, is hereby modified by adding the words "any other family member" between the words "daughter," and "or heir" in the third line thereof.

     27. Article XII, Section 12.7, is hereby deleted.

     28. Add the following sentence to Article XIII, Section 13.2, after the sentence ending with the words "applicable law may require":

          "Any notice of default shall set forth the exact nature of the claimed default with specificity."

     Add the word "material" before the word "terms" in the next to last line of
Article XIII, Section 13.2. Add the word "substantially" before the words "in accordance" in Article XIII, Section 13.2(E). Substitute the words "the same" for the word "an" in Article XIII, Section 13.2(I). Add the word "material" before the word "provisions" in Article XIII, Section 13.2(K). Delete the words "or to any vendor, trade creditor" from Article XIII, Section 13.2(L). Add the words "unless same is timely appealed and a bond posted if required" to the end of Article XIII, Section 13.2 (R).

     29. Article XIII, Section 13.3, shall be amended by adding the following sentence after the first sentence of this Section:

          "Notwithstanding the foregoing, in no event shall the effective date of the termination be prior to March 31, 2003 unless, at the time of the written notice from Franchisee, Barry Goldstein is no longer serving as Chief Executive Officer of DCAP Group, Inc. or any successor thereto."

     Article XIII, Section 13.3, shall also be amended by adding the following sentence before the last sentence of this Section:

          "No  further   Continuing   Monthly  Service  Fees  shall  be  due  to
          Franchisor."

     30. Add the words "of this Agreement by a decision by a court of competent jurisdiction or by arbitrators or by virtue of Franchisee's exercise of its right to terminate as herein provided or by virtue of the termination of this Agreement by either party which is not disputed by the other party" after the words "upon termination" in the first paragraph of Article XIV.

     31. Article XIV, Section 14.3, is hereby deleted and replaced as follows:

          "Notwithstanding the termination, non-renewal or expiration of this Agreement, Franchisee shall remain liable for the cost of all Yellow Page advertising as they relate to Franchisee's telephone numbers."

     32. Delete the phrase  "obtaining a new telephone  number" from line two of
Article XIV, Section 14.4. The following shall be added to Section 14.4:

          "Nothing contained in Sections 14.3 or 14.4 shall be deemed to permit Franchisee to retain the telephone numbers 1-800-INSURANCE and 1-800-INCOMETAX after the termination of the Franchise Agreement, except while the Yellow Pages ad is still in effect. Further, in the event Franchisee terminates the Franchise Agreement for any reason other than breach by the Franchisor of the Agreement, Franchisee shall remain responsible to pay the monthly Yellow Pages charge, including its numbers in the Yellow Pages, until the next edition of the Yellow Pages is distributed."

     33. Add the words "upon two (2) business days' notice" between the words "law," and "to" in the seventh and eighth lines of Article XIV, Section 14.4.

     34. In the fourth line of Article XIV, Section 14.8, delete the words "at fair market value or cost, whichever is less" and substitute the words "at cost, less depreciation taken on Franchisee's tax return". Add the following words to the end of the parenthetical phrase in the first sentence of Article XIV,
Section 14.8: "in which event Franchisor shall deliver to Franchisee an indemnity against any sums owed, liens or encumbrances and an assumption of same".

     35. Article XIV, a new Section 14.10 shall be added as follows:

          "14.10 Upon termination, expiration or non-renewal of this Agreement, Franchisee shall be permitted to use the DMS or Back Office Software owned by Franchisor only at Franchisee's Center, pursuant to the Software License Agreement. Any costs associated with this use shall be Franchisee's obligation. Franchisee shall also be permitted to be able to access the software database from any locations within the Primary Area of Responsibility."

     36. Article XV, Section 15.1, add the words "or a designated manager" between the words "Franchisee" and "shall" in the first line thereof.

     37. Substitute the words "excluding all" for the words "including any" in the second line of Article XV, Section 15.2 C. Delete all of Article XV, Section
15.2 C after the parenthesis and delete the words "in any business" and substitute the following in its place: "an insurance brokerage office other than a DCAP office (franchise or otherwise)".

     38. Article XV, Section 15.3 is modified by inserting the following language at the end thereof:

          "Notwithstanding the foregoing to the contrary, Franchisee shall nevertheless be permitted to continue operating its existing Centers and shall be permitted to purchase the "book of business" from any other insurance agency located within its Primary Area of
          Responsibility and operate such agency from Franchisee's existing Center."

     39. Add the following language to Article XVIII, Section 18.1:

          "Franchisor shall not unreasonably withhold or delay its approval or consent whenever it is requested by Franchisee hereunder and in all events Franchisor shall respond to a request for approval or consent within fifteen (15) days of its receipt of same. Failure of Franchisor to timely respond shall be deemed approval."

     40. Add Article XXIV, Section 24.6, as follows:

          "24.6 This Agreement may be executed in triplicate and each copy so executed shall be deemed an original."

     Add Article XXIV, Section 24.7, as follows:

          "24.7 All capitalized terms not defined in the Addendum shall have the meaning ascribed to them in the main Agreement."

     Add Article XXIV, Section 24.8, as follows:

          "24.8 In the event of a conflict between the provisions of the main Agreement and the provisions of the Addendum, the provisions of the Addendum shall control."

     41. Delete Article XXV, Section 25.5, and Article XXVI, Section 26.5. Delete Article XXV, Section 25.7, and substitute the following:

          "In the event any party is required to employ legal counsel or to incur other reasonable expenses to enforce any obligation of another party hereunder, or to defend against any claim, demand, action or proceeding by reason of another party's failure to perform any obligation imposed upon such party by this Agreement, and provided that legal action is filed by or against the first party and such action or the settlement thereof establishes the other party's default hereunder, then the prevailing party shall be entitled to recover from the other party the amount of all reasonable attorneys' fees of such counsel and all other expenses reasonably incurred in enforcing such obligation or in defending against such claim, demand, action or proceeding, whether incurred prior to or in preparation for or contemplation of the filing of such action or thereafter."

     42. Delete the last sentence in Article XXVI, Section 26.1.

     43. Delete Article XXVI, Section 26.6.

     44. This Addendum supersedes and replaces any prior addenda entered into by Certilman or any of his controlled entities.

     IN WITNESS WHEREOF, the parties have hereto caused this Addendum to the Conversion Franchise Agreement to be executed as of this ______ day of _____________, 2001.

MLC EAST MEADOW/FLUSHING, LLC               DCAP MANAGEMENT CORP.
-----------------------------
FRANCHISEE

By:                                         By:
   --------------------------                  ------------------------------
      Name:  Morton Certilman                  Name:  Barry Goldstein
      Title:                                   Title:

                              DCAP MANAGEMENT CORP.

                   ADDENDUM TO CONVERSION FRANCHISE AGREEMENT

     Addendum to Conversion Franchise Agreement ("Addendum") entered into between DCAP Management Corp. ("Franchisor") and MLC East Meadow/Flushing, LLC ("Franchisee" or "Certilman") for that certain DCAP Center located at 1905 Hempstead Turnpike, East Meadow, New York 11554-2147. The following changes, additions and deletions shall supersede the provisions of the Conversion Franchise Agreement dated as of ______________, 2001 ("Agreement") entered into between the parties hereto.

     1. Article II, Sections 2.1 and 2.2, shall be amended to the extent that the words "ten (10)" shall be deleted and the words "fifteen (15)" shall be replaced therefor.

     2. Article, Section 2.2 B, shall be deleted and the following substituted in its place:

          "B. Franchisor has not terminated this Agreement as a result of a material default by Franchisee not cured within the applicable grace period."

     3. Article II, Section 2.2 C, all language after the word "Franchisee's" on the second line of the paragraph shall be deleted and the following shall be inserted in place of the deleted language: "insurance companies, premium finance companies and related creditors."

     4. Article II, Section 2.2 D, add the words "and in all events shall contain all the terms and provisions set forth in this Addendum" after the word "Agreement" on the third line of said paragraph.

     5. Article II, Section 2.2 F, delete the words "financial qualifications and".

     6. Article III, add Section 3.1 to read as follows:

          "3.1 Franchisor shall conduct a continuous print advertising campaign in the Yellow Pages which shall encompass all of Queens, Nassau and Suffolk Counties, New York, designed to promote the name `DCAP Insurance' and benefit the franchisees."

     7. Change Article IV, Section 4.1 B, to read as follows:

          "Franchisee shall pay to the Franchisor a Continuing Monthly Service Fee commencing April 1, 2002 and continuing during the term of this Agreement as follows: One Thousand Five Hundred Dollars ($1,500) per month during the first year that the Continuing Monthly Service Fee shall be payable; One Thousand Six Hundred Dollars ($1,600) per month during the second year; One Thousand Seven Hundred Dollars ($1,700) per month during the third year; One Thousand Eight Hundred Dollars ($1,800) per month during the fourth year; One Thousand Nine Hundred Dollars ($1,900) per month during the fifth year; and Two Thousand
          Dollars ($2,000) per month each year thereafter. The Two Thousand Dollars ($2,000) per month shall increase to reflect the increase in the Consumer Price Index, published for the State of New York, using the seventh year as the base year ("Continuing Monthly Service Fee").

     8. Article IV, Section 4.3, delete the words "without notice from Franchisor" between "Franchise Agreement" and "to reflect", substitute the words "eighth" for "sixth", and in the second paragraph thereof change the year "1984" in the third and fourth lines to "1994". Add as a new paragraph the following:

          "Adjustments to the Continuing Monthly Service Fee as above provided shall be effective in the beginning of the successive calendar year. Franchisor shall forward to Franchisee a bill reflecting the increase in C.P.I. The adjusted Continuing Monthly Service Fee shall be payable after Franchisee's receipt of the foregoing; any retroactive sums due will be payable by Franchisee within thirty (30) days after its receipt of the foregoing."

     9. Article V, Section 5.3, shall be rewritten as follows:

          "5.3 Franchisee shall operate the Franchised Business in conformity with such reasonable standards, techniques, and procedures as the Franchisor may from time to time prescribe in the Manual or otherwise in writing, and shall refrain from deviating therefrom without the Franchisor's prior written consent. To this end, Franchisee shall offer to his clients all of the insurance products, services and ancillary products and services, including, but not limited to, premium financing contracts and roadside assistance contracts, which the Franchisor may, from time to time, introduce or prescribe and not purchase same from any other source if Franchisor provides such products or services; Franchisee shall offer to its clients only those services and insurance products which meet the Franchisor's standards of quality and which the Franchisor has expressly reasonably approved in writing to be offered in connection with the Franchised Business, except that the foregoing shall not apply to doing business with any insurance carriers it chooses; and shall discontinue selling any insurance products, services or ancillary products or services which the Franchisor may, in its sole and reasonable discretion, disapprove by prior written notice at any time. This Section 5.3 shall apply to insurance products or services which were offered prior to conversion of the Center.

               A. With respect to new products or services introduced or offered by Franchisor including, but not limited to, the tax preparation program, if Franchisee elects to utilize or purchase same, they must be purchased from Franchisor and not from any other source. The cost of such programs shall be determined from time to time by the Franchisor and provided to Franchisee in advance of Franchisee choosing whether or not to purchase same.

               B. Notwithstanding the foregoing to the contrary, Franchisor shall permit Franchisee to offer the following services to its clients: car leasing, car loans, cellular telephone sales, sale of money orders, pay-check loans, DMV services, defensive driving classes, auto alarms and recovery systems, mortgages, extended warranty sales and all types of insurance products, without Franchisor's prior approval."

     10. Article V, Section 5.7, in the next to last sentence, delete the word "immediately" and insert between "inspections," and "the Franchisor" the words "as above provided".

     11. Article V, Section 5.8, replace "five (5)" with "eight (8)" on the fourth line.

     12. Article V, Section 5.10, shall be deleted in its entirety.

     13. Add the following to Article VI, Section 6.1, at the end thereof:

          "Franchisor represents that it is the sole owner of the name `DCAP Insurance' and all logos, trademarks and goodwill associated therewith or which are given to Franchisee to use, and as of this date, its title has never been disputed or challenged."

     14. Add the following to Article VI, Section 6.7, at the end thereof:

          "Franchisor shall indemnify and hold Franchisee harmless from and against all losses, claims and damages, including reasonable attorneys' fees, incurred by Franchisee as a result of any claim that the Proprietary Marks violate any third party's trademark or license."

     15. Add the following language at the end of Article VIII, Section 8.3:

          "provided Franchisor prevails in any such action".

     16. Article IX, Section 9.1, shall be modified by adding the following words at the end thereof:

          "Franchisor agrees to cap all media placements, with the exception of the Yellow Page advertising contribution, to One Thousand Dollars ($1,000) per month per Center. However, if the ratable share exceeds the cap of One Thousand Dollars ($1,000), Franchisee shall have the right, but not the obligation, to increase the cap or lose participation with respect to advertising that exceeds this cap."

     17. Add the following as Article IX, Section 9.7:

          "9.7 Franchisor shall permit Franchisee to join in their advertising media purchase for its own advertising so as to achieve the same bulk rate."

     18. Article X, Sections 10.2 through 10.7, are hereby deleted and the following is hereby added as Section 10.2:

          "10.2 Franchisee is required to deliver weekly sales reports on the same form as other Offices in the DCAP System. Franchisee shall supply Franchisor with all financial information and documents which Franchisor is required to collect under Federal or state law, including, but not limited to, Federal and state income tax and sales tax returns, within ten (10) days from the filing thereof. Such copies must be those signed by the preparer of same."

     19. Delete Article XII, Section 12.2 B 1, and substitute the following:

          "Franchisee shall have satisfied all current monetary obligations to the Franchisor, its subsidiaries or affiliated companies, insurance companies, premium finance companies and related creditors."

     20. Article XII, Section 12.2 B 4, is hereby modified by changing "one to one" to "three to one".

     21. At the end of the first sentence of Article XII, Section 12.2 B 5, add the words "and in all events shall contain all the terms and provisions set forth in the Addendum to this Agreement". Delete the last sentence of Article XII, Section 12.2 B 5.

     22. Article XII, Section 12.2 B 10, substitute the words "Franchisor's approval" for the words "execution of the contract of sale".

     23. Article XII, Section 12.2 C is hereby modified to change "fifty (50%) percent" to "up to one hundred (100%) percent for immediate family members only" in the first three lines thereof.

     24. Article XII, Sections 12.3 E and F are hereby modified by adding the following language at the end of each Section:

          "The  foregoing  guaranty  shall be  limited  to all fees  payable  to
          Franchisor,   any  pass-through  fee  obligations  and  the  covenants
          contained in Section 15.3, as modified."

     25. Add the words "except as otherwise provided in Section 12.2 hereof" at the end of the first sentence in Article XII, Section 12.4.

     26. Article XII, Section 12.4 C, is hereby modified by adding the words "any other family member" between the words "daughter," and "or heir" in the third line thereof.

     27. Article XII, Section 12.7, is hereby deleted.

     28. Add the following sentence to Article XIII, Section 13.2, after the sentence ending with the words "applicable law may require":

          "Any notice of default shall set forth the exact nature of the claimed default with specificity."

     Add the word "material" before the word "terms" in the next to last line of
Article XIII, Section 13.2. Add the word "substantially" before the words "in accordance" in Article XIII, Section 13.2(E). Substitute the words "the same" for the word "an" in Article XIII, Section 13.2(I). Add the word "material" before the word "provisions" in Article XIII, Section 13.2(K). Delete the words "or to any vendor, trade creditor" from Article XIII, Section 13.2(L). Add the words "unless same is timely appealed and a bond posted if required" to the end of Article XIII, Section 13.2 (R).

     29. Article XIII, Section 13.3, shall be amended by adding the following sentence after the first sentence of this Section:

          "Notwithstanding the foregoing, in no event shall the effective date of the termination be prior to March 31, 2003 unless, at the time of the written notice from Franchisee, Barry Goldstein is no longer serving as Chief Executive Officer of DCAP Group, Inc. or any successor thereto."

     Article XIII, Section 13.3, shall also be amended by adding the following sentence before the last sentence of this Section:

          "No  further   Continuing   Monthly  Service  Fees  shall  be  due  to
          Franchisor."

     30. Add the words "of this Agreement by a decision by a court of competent jurisdiction or by arbitrators or by virtue of Franchisee's exercise of its right to terminate as herein provided or by virtue of the termination of this Agreement by either party which is not disputed by the other party" after the words "upon termination" in the first paragraph of Article XIV.

     31. Article XIV, Section 14.3, is hereby deleted and replaced as follows:

          "Notwithstanding the termination, non-renewal or expiration of this Agreement, Franchisee shall remain liable for the cost of all Yellow Page advertising as they relate to Franchisee's telephone numbers."

     32. Delete the phrase  "obtaining a new telephone  number" from line two of
Article XIV, Section 14.4. The following shall be added to Section 14.4:

          "Nothing contained in Sections 14.3 or 14.4 shall be deemed to permit Franchisee to retain the telephone numbers 1-800-INSURANCE and 1-800-INCOMETAX after the termination of the Franchise Agreement, except while the Yellow Pages ad is still in effect. Further, in the event Franchisee terminates the Franchise Agreement for any reason other than breach by the Franchisor of the Agreement, Franchisee shall remain responsible to pay the monthly Yellow Pages charge, including its numbers in the Yellow Pages, until the next edition of the Yellow Pages is distributed."

     33. Add the words "upon two (2) business days' notice" between the words "law," and "to" in the seventh and eighth lines of Article XIV, Section 14.4.

     34. In the fourth line of Article XIV, Section 14.8, delete the words "at fair market value or cost, whichever is less" and substitute the words "at cost, less depreciation taken on Franchisee's tax return". Add the following words to the end of the parenthetical phrase in the first sentence of Article XIV,
Section 14.8: "in which event Franchisor shall deliver to Franchisee an indemnity against any sums owed, liens or encumbrances and an assumption of same".

     35. Article XIV, a new Section 14.10 shall be added as follows:

          "14.10 Upon termination, expiration or non-renewal of this Agreement, Franchisee shall be permitted to use the DMS or Back Office Software owned by Franchisor only at Franchisee's Center, pursuant to the Software License Agreement. Any costs associated with this use shall be Franchisee's obligation. Franchisee shall also be permitted to be able to access the software database from any locations within the Primary Area of Responsibility."

     36. Article XV, Section 15.1, add the words "or a designated manager" between the words "Franchisee" and "shall" in the first line thereof.

     37. Substitute the words "excluding all" for the words "including any" in the second line of Article XV, Section 15.2 C. Delete all of Article XV, Section
15.2 C after the parenthesis and delete the words "in any business" and substitute the following in its place: "an insurance brokerage office other than a DCAP office (franchise or otherwise)".

     38. Article XV, Section 15.3 is modified by inserting the following language at the end thereof:

          "Notwithstanding the foregoing to the contrary, Franchisee shall nevertheless be permitted to continue operating its existing Centers and shall be permitted to purchase the "book of business" from any other insurance agency located within its Primary Area of
          Responsibility and operate such agency from Franchisee's existing Center."

     39. Add the following language to Article XVIII, Section 18.1:

          "Franchisor shall not unreasonably withhold or delay its approval or consent whenever it is requested by Franchisee hereunder and in all events Franchisor shall respond to a request for approval or consent within fifteen (15) days of its receipt of same. Failure of Franchisor to timely respond shall be deemed approval."

     40. Add Article XXIV, Section 24.6, as follows:

          "24.6 This Agreement may be executed in triplicate and each copy so executed shall be deemed an original."

     Add Article XXIV, Section 24.7, as follows:

          "24.7 All capitalized terms not defined in the Addendum shall have the meaning ascribed to them in the main Agreement."

     Add Article XXIV, Section 24.8, as follows:

          "24.8 In the event of a conflict between the provisions of the main Agreement and the provisions of the Addendum, the provisions of the Addendum shall control."

     41. Delete Article XXV, Section 25.5, and Article XXVI, Section 26.5. Delete Article XXV, Section 25.7, and substitute the following:

          "In the event any party is required to employ legal counsel or to incur other reasonable expenses to enforce any obligation of another party hereunder, or to defend against any claim, demand, action or proceeding by reason of another party's failure to perform any obligation imposed upon such party by this Agreement, and provided that legal action is filed by or against the first party and such action or the settlement thereof establishes the other party's default hereunder, then the prevailing party shall be entitled to recover from the other party the amount of all reasonable attorneys' fees of such counsel and all other expenses reasonably incurred in enforcing such obligation or in defending against such claim, demand, action or proceeding, whether incurred prior to or in preparation for or contemplation of the filing of such action or thereafter."

     42. Delete the last sentence in Article XXVI, Section 26.1.

     43. Delete Article XXVI, Section 26.6.

     44. This Addendum supersedes and replaces any prior addenda entered into by Certilman or any of his controlled entities.

     IN WITNESS WHEREOF, the parties have hereto caused this Addendum to the Conversion Franchise Agreement to be executed as of this ______ day of ______________, 2001.

MLC EAST MEADOW/FLUSHING, LLC               DCAP MANAGEMENT CORP.
-----------------------------
FRANCHISEE

By:                                         By:
   --------------------------                  ------------------------------
      Name:  Morton Certilman                  Name:  Barry Goldstein
      Title:                                   Title: